An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION - DATED NOVEMBER 6, 2026

Casa Shares Assets, LLC

400 West Poleline Road

Rexburg, ID 83440

949-383-0056

www.casashares.com

Best Efforts Offering of Series Membership Interests

EXPLANATORY NOTE

Casa Shares Assets, LLC (the “Company”) is filing this amendment to its Offering Statement on Form 1-A (this “Amendment”) on its own initiative. This Amendment is not being filed in response to a comment letter from the staff of the Securities and Exchange Commission. The Company is filing this Amendment to: (i) revise the terms of the Company’s Recurring Investment Program, including to (a) replace the prior requirement that each Recurring Investment be confirmed within 15 days after its scheduled date with a requirement that the investor confirm, before each rolling 30-day Investment Cycle begins and on an all-or-nothing basis, all Recurring Investments scheduled for that cycle (a “Cycle Confirmation”), with any unconfirmed cycle skipped and not processed at a later date, (b) replace the prior $10.00 to $100.00 per-payment range with minimum payments of $10.00 for weekly payments and $40.00 for monthly payments, with no maximum other than the per-transaction limits of the applicable payment method and the investment limits under Regulation A, (c) add an annual continuation and opt-out notice, and (d) provide that Recurring Investments will be allocated only among the qualified series that the investor has elected to include; (ii) disclose the promotional incentives offered and funded solely by Casa Shares, Inc., the manager, through the Casa Shares platform, consisting of a referral program and a member retention bonus, including their eligibility conditions and their relationship to the Recurring Investment Program; (iii) make conforming changes to the Form of Subscription Agreement filed as Exhibit 4.1; (iv) correct certain financial information set forth in Part I of the Offering Statement, update the Use of Proceeds to Issuer table for Casa Shares Series Lorene to reflect amounts previously raised, and update the allocation of expenses table to reflect the series launch fee payable to Andes Capital Group, LLC; and (v) make certain other clarifying and conforming changes. Except as described above, this Amendment does not modify the terms of the offering of Casa Shares Series Lorene interests.

Casa Shares Assets, LLC, which we refer to as “we,” “us,” “our,” “Casa Shares” or “our company,” is a Delaware series limited liability company that has been formed to permit public investment in residential rental properties that will be owned by individual series of our company. We are offering on a best efforts, no minimum basis, the membership interests of each of the series of our company with a status of “Open” as set forth in the “Series Offering Table” beginning on page v of this offering circular.

All of the series of our company being offered may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.” The interests of all series may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the interests.

Our series offerings are conducted as continuous offerings pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may happen sporadically over the term of the offering. The term of each series offering will commence within two calendar days after the date the Commission qualifies the offering statement of which this offering circular is a part and end no later than the third anniversary of the initial qualification date of the offering statement. The company may elect to terminate any series offering prior to its third year anniversary.

We will conduct separate closings with respect to each series offering promptly after receiving investor funds. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 30 days of being received by the series. No securities are being offered by existing security-holders.

Each offering is being conducted on a “best efforts” basis pursuant to Regulation A, promulgated under Section 3(b) of the Securities Act of 1933, as amended, or the “Securities Act,” for Tier 2 offerings. The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation, or “North Capital,” and will not be commingled with the operating account of that series until there is a closing with respect to that investor and that series. See “Plan of Distribution and Subscription Procedure” and “Securities Being Offered” for additional information.

There is currently no public trading market for any of our series interests, and an active market for these interests may not develop or be sustained.

Active Offerings
Series	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Issuer [2]
Casa Shares Series Lorene
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$209,320.00	$2,093.20	$207,226.80

(1)	Andes Capital Group, LLC, referred to herein as “Andes” or the “Broker,” has been engaged by the Company as broker-dealer of record to provide operations and compliance related services in connection with this offering. We will pay Andes a fee equal to 1.0% of the aggregate amount raised by the Company for each series during the term of our broker-dealer agreement with Andes. See “Plan of Distribution and Subscription Procedure.”

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering amount set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 2% of gross offering proceeds.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the “JOBS Act,” and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the offerings.

The interests offered hereby are highly speculative in nature and involve a high degree of risk. See “Risk Factors” beginning on page 7 of this offering circular for a discussion of other material risks of investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular follows the offering circular format described in Part II (a)(1)(i) of Form 1-A.

i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A that was filed with the Commission (“Offering Statement”). We hereby incorporate by reference into this Offering Circular the information contained in the following filings by Casa Shares Assets, LLC with the Commission:

1.	The company’s Annual Report on Form 1-K for the Fiscal Year Ended September 30, 2025, filed with the Commission on February 13, 2026.
2.	The company’s Semiannual Report on Form 1-SA for the Fiscal Period Ended March 31, 2026, filed with the Commission on August 18, 2026.

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, the manager, each series of our company and the Casa Shares platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Casa Shares platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the headings “Summary – Summary Risk Factors” and “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iii

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

iv

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Series Properties” and “Use of Proceeds to Issuer” for further details.

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size		Maximum Membership Interests	Opening Date	Available Series Interests	Status
Casa Shares Series Lorene	Condominium located at 311 E Lorene Street Unit 1208, Rexburg, ID 83440	$10.00	$209,320.00	(1)	20,932	N/A	20,932	Pending

(1)	As of the date of this offering circular, we have sold $61,260 in interests in Series Lorene through a previous offering.

v

SUMMARY

This summary highlights some of the information in this offering circular. It does not contain all of the information that you should consider before investing in our interests. You should read carefully the detailed information set forth under “Risk Factors” and the other information included in this offering circular. Except where the context suggests otherwise, the terms “Casa Shares,” “our company,” “we,” “us” and “our” refer to Casa Shares Assets, LLC, a Delaware series limited liability company, together with its consolidated series; references in this offering circular to the “manager” refer to Casa Shares, Inc., a Delaware corporation and the managing member of our company, and each of its series and their subsidiaries, if any. All references in this offering circular to “$” or “dollars” are to United States dollars.

Company Overview – Our Mission

Casa Shares Assets, LLC, a Delaware series limited liability company, was formed in July 2023 to permit public investment in residential rental properties. We believe the prospect of traditional homeownership has become more challenging and less attainable than ever before for an increasing number of buyers. We believe financial, location and time constraints can be overcome by a real estate investment marketplace that lets investors buy fractional shares in properties and benefit from appreciation and rental distributions, without the traditional drawbacks of homeownership.

At Casa Shares we buy single family homes, condos, apartments and short-term vacation rentals, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of properties, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Casa Shares investments without having to worry about selling properties they’re invested in.

Casa Shares does all of the work of sourcing, analyzing, maintaining, and managing all of the properties that we acquire. We analyze every property investment across several financial, market, and demographic characteristics to support our acquisition decision-making.

Casa Shares rents the properties we acquire to tenants who can also invest through the same process as any other member of the Casa Shares platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each investment property that we acquire will be owned by a separate series of our company that we will establish to acquire that property. Each series may hold the specific property that it acquires in a wholly-owned subsidiary.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are intended to be segregated and enforceable only against the assets of such series, as provided under Delaware law.

Each series of our company will be responsible for the Operating Expenses (defined below in this offering circular) attributable to the activities of our company related to such series. If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

To the extent relevant, Offering Expenses and Acquisition Expenses (each as described under “Offering Summary-Use of proceeds to issuer”), Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy.

We intend for each series that qualifies to elect and qualify to be taxed as a separate real estate investment trust, or “REIT,” for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our Company Information

Our principal executive offices are located at 400 West Poleline Road, Rexburg, ID 83440. Our telephone number is 949-383-0056. We maintain a website at www.casashares.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this offering circular or any other reports or documents we file with or furnish to the Commission.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

1

Our Investment Criteria

Our property acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 4%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Properties with a minimum of one (1) bedroom and one (1) bathroom;

●	Properties less than 30 years old;

●	Properties with a price range, in most cases, of between $150,000 to $800,000 (although the manager reserves the right to acquire properties outside of that range) and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Casa Shares will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Casa Shares evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third-party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Property Purchase: A property will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Casa Shares will partner with one or more third party independent property management firms in each of our markets. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

The Manager

We are managed by our manager, Casa Shares, Inc., a Delaware corporation. Pursuant to the terms of our Operating Agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel. The manager is a technology-enabled asset management company that operates a web-based investment platform, the Casa Shares platform, used by our company for the offer and sale of interests in the series of our company.

2

Management Compensation

The manager will receive compensation and reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Acquisition Expenses) as discussed in this offering circular. Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Plan of Distribution and Subscription Procedure” and “Use of Proceeds to Issuer” for further details.

The manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

The Casa Shares Platform

Casa Shares, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Casa Shares platform. Through the use of the Casa Shares platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, and electronically sign legal documents to purchase series interests, or set up recurring investments.

Transferability

The manager may refuse, in its sole discretion, to consent to a transfer by an interest holder of its interest in a series, including if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners that are not “accredited investors,” unless an exemption from these restrictions is available under applicable securities regulations, (b) the assets of a series being deemed plan assets for purposes of the Employee Retirement Income Security Act (“ERISA”), (c) such interest holder holding in excess of 9.8% of a series, (d) a change of U.S. federal income tax treatment of our company and/or a series, or (e) our company, any series, the manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws. See “Summary of the Operating Agreement-Restrictions on Ownership and Transfer” for more information.

Restrictions on Ownership of our Interests

To assist each of the series in qualifying as a REIT, the Operating Agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, or the “Code,” either more than 9.8% in value or number of interests, whichever is more restrictive, of our outstanding equity capital, or 9.8% in value or number of interests, whichever is more restrictive, of our interests or any class or series of the outstanding interests. The manager may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular holder of interests.

The Operating Agreement also prohibits any investor from, among other things:

●	beneficially or constructively owning interests in a series that would result in our company being “closely held” under Section 856(h) of the Code, or otherwise cause a series to fail to qualify as a REIT; and

●	transferring its interests if such transfer would result in the interests in a series being owned by fewer than 100 persons.

Distribution Rights

The manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the Operating Agreement. Our company expects the manager to make distributions on a semi-annual basis. However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the manager would accrue these distributions in an escrow account or other segregated account to be distributed once the minimum distribution amount has been reached or exceeded. See “Description of the Securities Being Offered-Distribution Rights.” Notwithstanding the above, in order to qualify as a REIT, a series must distribute annually to investors at least 90% of its REIT taxable income, determined without regard to the deduction for distributions paid and excluding any net capital gain, and the manager intends to comply with such requirement in order to qualify each series as a REIT.

3

Summary Risk Factors

An investment in our interests involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our interests. If any of the following risks occur, the business, financial condition or results of operations of each of our series could be materially and adversely affected. In that case, the value of your interests could decline, and you may lose some or all of your investment.

●	We have limited operating history, and there is no guarantee that we will be successful in the operation of our company.

●	We are employing a novel business model, which may make an investment in our interests difficult to evaluate as it is unique to the real estate industry.

●	Any investment in a series offering constitutes only an investment in that series and not in our company or directly in any property.

●	Neither the manager nor its officers have any experience in sponsoring real estate programs.

●	We and the manager may not be able to successfully operate our properties or generate sufficient operating cash flows to make or sustain distributions to the holders of our interests.

●	We depend on the manager for the success of each series and for access to the manager’s investment professionals and contractors. We may not find a suitable replacement for the manager if removed, or if key personnel leave the employment of the manager or otherwise become unavailable to us.

●	The termination of the manager is generally limited to cause and certain disposition events related to a property, which may make it difficult or costly to end our relationship with the manager in respect of a series and a property.

●	Potential conflicts of interest may arise among the manager and its affiliates, on the one hand, and our company and our investors, on the other hand.

●	We may be unable to renew leases, lease vacant units or re-lease units on favorable terms or at all as the leases expire, which could materially and adversely affect a series’ financial condition, results of operations and cash flow.

●	We may not be able to control a series’ operating costs, or the series’ expenses may remain constant or increase, even if income from a property decreases, causing a series’ results of operations to be adversely affected.

●	Our investors do not elect or vote on our manager or the executive officers of our company and have limited ability to influence decisions regarding the businesses of the series.

●	There is currently no public trading market for any of our series interests, and an active market may not develop or be sustained.

●	Interest holders will have limited voting rights and will be bound by a majority vote.

●	We have not established a minimum distribution payment level for any series and a series may be unable to generate sufficient cash flows from its operations to make distributions to holders of interests at any time in the future.

●	Failure of each series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of interests.

●	The failure of a series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to holders of our interests.

4

OFFERING SUMMARY

Securities being offered:

We are offering the maximum number of interests of each series with a status of “Open” in the “Series Offering Table.” Each offering is being conducted on a “best efforts,” no minimum basis.

Each series of interests is intended to be a separate series of our company for purposes of accounting for assets and liabilities. See “Description of the Securities Being Offered-Description of the Interests” for further details. The series interests will have limited voting rights, except with respect to certain matters set forth in our Operating Agreement. The purchase of interests in a particular series is an investment only in that series and not an investment in our company as a whole.

Offering price per series interest:	As stated in the Series Offering Table above.

Recurring Investment Program:

The company offers a recurring investment program through the Casa Shares platform, pursuant to which eligible investors may make periodic purchases of membership interests in the series of the company that are qualified by the Commission and available for investment and that the investor has elected to include. At enrollment, each investor will select a payment frequency of either weekly or monthly and a payment amount of at least $10.00 per payment for weekly payments, or at least $40.00 per payment for monthly payments. There is no maximum payment amount under the program other than the per-transaction limits of the applicable payment method, which are currently $5,000 per credit card transaction and $10,000 per ACH transaction, and all recurring investments remain subject to the applicable investment limits under Regulation A. Recurring investments are made in rolling 30-day investment cycles, the first of which begins on the investor’s enrollment date. No recurring investment will be made unless and until the investor affirmatively confirms it through the platform. Confirmations are given in advance for each cycle: before each cycle begins, the company will notify the investor by email and through a notification screen in the platform app and ask the investor to confirm all recurring investments scheduled for that cycle, whether the investor’s payment frequency is weekly or monthly. Each confirmation is all-or-nothing, so an investor may not confirm some, but not all, of the recurring investments scheduled for a cycle. The confirmation must be given before the cycle begins. At confirmation, the investor will be provided a hyperlink to, or an electronic copy of, the most recently qualified offering circular, will affirm the cycle’s recurring investments, and will reconfirm the terms and conditions of the investor’s subscription agreement, including a representation that the investor qualifies as a “qualified purchaser” and that each confirmed investment complies with the applicable investment limits under Regulation A. No funds will be withdrawn and no investment will be made until the investor confirms. If no confirmation is received before a cycle begins, all recurring investments for that cycle will be skipped and will not be processed at a later date; skipping a cycle will not affect the investor’s enrollment, and the investor may resume by confirming the next cycle. Once each year, the company will notify enrolled investors by email and through the platform that their enrollment and platform membership will continue unless they opt out within 30 days; investors who do not opt out will be deemed to have affirmed their continued enrollment and membership. When a new series is added to the offering through qualification of a post-qualification amendment, enrolled investors will be notified through the platform and may elect whether to include the new series in their recurring investments; the updated offering circular will be available on the platform and provided with the investor’s next confirmation. If the company does not have interests available for sale in at least one qualified series, the offering and the recurring investment program will be terminated, the company would be required to file a new offering statement in order to offer further series, and investors would be required to submit a new subscription agreement to resume investing. Investors may cancel their participation in the recurring investment program at any time.

Minimum and maximum subscription:

The minimum subscription by an investor in a series in a single investment (not participating in the Recurring Investment Program) is ten (10) interests, and the maximum subscription by any investor will be limited to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the manager in its sole discretion. Investors participating in our recurring investment program are not subject to this minimum; the minimum recurring investment is $10.00 per payment for investors who elect weekly payments and $40.00 per payment for investors who elect monthly payments, and investors may cancel their participation at any time.

Broker:

We have entered into an agreement with Andes Capital Group, LLC, which is acting as our broker-dealer of record in connection with our series offerings. Andes is a broker-dealer registered with the Commission and in all 50 states and Puerto Rico. Andes is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Broker fees:	We will pay Andes a fee equal to 1.0% of the aggregate amount raised for each series during the term of our broker-dealer agreement with Andes. In addition, Andes will receive a one-time onboarding fee of $7,500, which covers initial setup, regulatory filings, system integration and establishment of compliance procedures and includes the launch fees for the first five (5) series, and a series launch fee of $1,000 for each new series launched beginning with the sixth (6th) series (subject to waiver of one series launch fee for every $500,000 raised in the offering).

Restrictions on investment:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure—Investor Suitability Standards” for further details. The manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the manager anticipates only accepting subscriptions from prospective investors located in states where Andes is registered.

Generally, no sale may be made to you in any of our series offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital, acting as the Escrow Facilitator, and will not be commingled with the operating account of any series, until, if and when there is a closing with respect to that series.

When the Escrow Facilitator has received instructions from the manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), the Escrow Facilitator will disburse such investor’s subscription proceeds in its possession to the account of the applicable series.

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If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by our manager.

Offering period:

Our series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may happen sporadically over the term of the offering. The term of each series offering will commence within two calendar days after the date the Commission qualifies the offering statement of which this offering circular is a part and end no later than the third anniversary of the initial qualification date of the offering statement. The company may elect to terminate any series offering prior to its third year anniversary. We will conduct closings on a rolling basis promptly after receiving investor funds. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 30 days of being received by the series.

Use of proceeds to issuer:	The proceeds received in the offering will be applied in the following order of priority of payment:

	●	Brokerage Fee: A brokerage fee equal to 1.0% of the aggregate amount raised through an offering, payable to Andes as broker-dealer of record;

	●	Acquisition Cost of the Underlying Properties: Actual cost of the underlying property of a series paid to property seller;

	●	Offering Expenses: We will reimburse the manager for offering expenses actually incurred in connection with a series offering in an amount up to 2% of gross offering proceeds. In general, these costs include legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering; and

	●	Acquisition Expenses: In general, these expenses include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, appraisal, development and acquisition of the property related to a series and include the sourcing fee.

The manager will be responsible for all offering expenses on behalf of each series and will be reimbursed by the series through the proceeds of the series offering for offering expenses actually incurred in an amount up to 2% of gross offering proceeds. Each series will be responsible for its Acquisition Expenses which it will pay out of the proceeds of its offering and will reimburse the manager for such costs as well as for certain other costs. See “Use of Proceeds to Issuer,” “Management Compensation—Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure” sections for further details.

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RISK FACTORS

An investment in our series interests involves risks. In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our interests offered by this offering circular. The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our company, the ability of our company to make cash distributions to the holders of interests and the market price of our interests, which could cause you to lose all or some of your investment in our interests. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the Structure, Operation and Performance of our Company

We are a recently formed entity with limited prior operating history, which makes our future performance difficult to predict.

We are a newly formed entity and have limited prior operating history. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the manager must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our investors. There can be no assurance that we will achieve our investment objectives.

Neither the manager nor its officers has any experience in sponsoring, operating or liquidating real estate programs.

Although both officers of the manager have combined more than 15 years of experience working in the real estate industry, neither the manager nor either of its principals has acted as a sponsor of, or has any prior experience or a “track record” with, organizing, operating or liquidating real estate investment programs or projects, whether public or private, such as that being offered by the company under this offering circular. Therefore, the assumptions made by management in assessing the business opportunity presented by the company and the properties the company expects to offer to investors in its series offerings are subject to the risk, among others, that the market for the company’s real estate offerings may have been misjudged. As a result, if a series offering is not successful or a property offered through a series offering does not perform as expected or cannot be liquidated as expected after a certain to-be-determined holding period, you could lose some or all of your investment.

An investment in a series offering constitutes only an investment in that series and not in our company or directly in any property.

An investor in an offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our company, (ii) any other series, (iii) the manager, or (iv) directly in a property associated with the series or any property owned by any other series. This results in limited voting rights of the investor, which are solely related to a particular series, and are further limited by the Operating Agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the interest holders and removal of the manager for “cause.” The manager thus retains significant control over the management of our company, each series and the series properties. Furthermore, because the interests in a series do not constitute an investment in our company as a whole, holders of the interests in a series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other series. In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in a property.

Each of our company’s series will hold an interest in a single property, a non-diversified investment.

We intend for each of our series, either directly or through a subsidiary, to own and operate a single property. Each series’ return on its investment will depend on the revenues generated by such property and the appreciation of the value of the property over time. These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges). The value of a property may decline substantially after a series purchases it.

We have limited historical financial operations, as we only recently commenced operations.

Our company was recently formed in July 2023. Our first series, Casa Shares Series Lorene, was formed in August 2023 and commenced operations in the fourth quarter of calendar year 2023. Our second series, Casa Shares Series Richmond, was designated at the end of the first quarter of 2025.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The Company has a lack of liquidity, limited cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flows from operations and to raise adequate capital through this and future series offerings to meet our obligations. There can be no assurance that we will be able to raise sufficient funds or generate sufficient revenues to fund our operations, and if we are unable to do so, you could lose some or all of your investment.

If we do not raise sufficient funds in certain offerings, we may not be able to repay the loan and we may default on this series’ property acquisition.

In connection with our acquisition of certain properties, we may enter into financing arrangements with the seller of the property or third party lenders. If we are unable to raise sufficient funds in these offerings, we may not be able to repay the associated loan, which may result in a default on the purchase. If this result occurs, the seller could foreclose on and take back the subject property. Such an event would be damaging to our business and could result in a total loss of your investment in such series.

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There can be no guarantee that our company will reach its funding target from potential investors with respect to any series or future proposed series.

Due to the start-up nature of our company, there can be no guarantee that our company will reach its funding target from potential investors with respect to any series or future proposed series. In the event our company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional properties through the issuance of further series interests and monetizing them to generate distributions for investors. In addition, if our company is unable to raise funding for additional series, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of additional properties.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease our residential rental properties, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable residential rental properties and other rental properties to acquire and purchasers for our properties. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of residential real estate is highly competitive. We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective tenants’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties. If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices we offer on the properties we acquire, we may be unable to attract or retain tenants or re-lease space in our properties, which could adversely affect our results of operations and cash flow.

Investments we make will be consistent with our intention for each series to qualify to be taxed as a REIT unless the manager determines that not qualifying as a REIT is in the best interests of a series.

We intend for each of the series to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. REIT limitations restrict us from making investments that would cause less than 75% of the assets of a series to be comprised of assets other than real estate assets, cash and cash items (including receivables) and certain governmental securities, all as defined in the Code. In addition, in order to maintain each of our series’ status as a REIT, we must meet certain income tests with respect to our gross income and certain additional tests with respect to our assets.

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Subject to REIT limitations, a series may invest in the equity interests of other issuers in connection with acquisitions of indirect interests in real estate. Such an investment would normally be in the form of a general or limited partnership or membership interests in special purpose partnerships and limited liability companies that own one or more properties.

We may fail to successfully operate acquired properties, which could adversely affect us and impede our growth.

The manager’s ability to identify and acquire properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied. We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. We may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for new properties. Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our interests.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our interests.

During an economic downturn, it may also take longer for us to rent or dispose of real estate investments or the rental or selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

You may be more likely to sustain a loss on your investment because the manager does not have as strong an economic incentive to avoid losses as do managers who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our company, the manager will have little exposure to loss in the value of a series’ interests. Without this exposure, our investors may be at a greater risk of loss because the manager does not have as much to lose from a decrease in the value of our interests as do those managers who make more significant equity investments in their companies.

Any adverse changes in the manager’s financial health or our relationship with the manager or its affiliates could hinder our operating performance and the return on your investment.

The manager will utilize the manager’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions to our series interest holders is dependent upon the performance of the manager and its affiliates as well as the manager’s real estate professionals in the identification and acquisition of investments, the management of our series assets and operation of our day-to-day activities. Any adverse changes in the manager’s financial condition or our relationship with the manager could hinder the manager’s ability to successfully manage our operations and our series properties.

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Compliance with governmental laws, regulations and covenants that are applicable to our residential properties may adversely affect our business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

If our company’s series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series as them.

Our company is structured as a Delaware series limited liability company that issues interests in a separate series for each property. Each series will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests in one series is segregated from the liability of investors holding interests in another series and the assets of one series are not available to satisfy the liabilities of other series. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware limited liability company law, and in the past certain jurisdictions have not honored such interpretation. If our company’s series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series interests as them. Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by a particular series to its investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our liabilities.

Risks Relating to our Series Offerings

We are offering our interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our series interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of properties and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

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We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

Although we have no intention currently of voluntarily electing to become a public reporting company under the Exchange Act, we may elect in the future to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We would expect to elect to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

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If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the manager and may divert attention from management of the properties by the manager or could cause the manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors,” unless an exemption from these restrictions is available under applicable securities regulations. While the Operating Agreement presently prohibits any transfer that would result in any series being held of record by more than 2,000 persons or 500 non-“accredited investors,” unless an exemption from these restrictions is available under applicable securities regulations, there can be no guarantee that we will not exceed those limits and the manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits. If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the manager and may divert attention from management of the properties by the manager or could cause the manager to no longer be able to afford to run our business.

If our company were to be required to register under the Investment Company Act or the manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series.

Our company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. Our company and the manager have taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our company’s assets will consist of less than 40% investment securities under the Investment Company Act and the manager is not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If our company were to be required to register under the Investment Company Act or the manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other series.

Possible changes in federal tax laws may materially adversely affect the value of your investment in our interests.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of our company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the interests of one series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

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Risks Related to Conflicts of Interest

We are dependent on the manager and its affiliates and their key personnel who provide services to us through the Operating Agreement, and we may not find a suitable replacement if the Operating Agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the manager to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the manager’s executive team and other personnel and investors of the manager and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our investment strategy. Each of our executive officers also serves as an officer of the manager. The manager will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the manager. The executive officers and key personnel of the manager will evaluate, negotiate, close and monitor our properties. Our success will depend on their continued service.

In addition, we offer no assurance that the manager will remain the manager or that we will continue to have access to the manager’s principals and professionals. If the Operating Agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the manager spends managing the business of our company and may result in certain conflicts of interest.

Our officers also serve or may serve as officers or employees of Casa Shares, Inc., as well as other manager-sponsored vehicles, and other companies unaffiliated with the manager. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the manager, the attention of the manager’s personnel and executive officers and the resources of the manager may also be required by other manager-sponsored vehicles. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the manager. In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best interests of us, or any of our investors. Our officers and the manager may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the various companies.

The terms of the Operating Agreement make it difficult to end our relationship with the manager.

Under the terms of the Operating Agreement, holders of interests in each series of our company have the right to remove our manager as manager of our company, by a vote of the holders of seventy-five percent (75%) of all interests in each series of our company (excluding our manager) voting together, in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series of interests or our company. Unsatisfactory financial performance does not constitute grounds to terminate and remove the manager under the Operating Agreement. These provisions make it difficult to end our company’s relationship with the manager, even if we believe the manager’s performance is not satisfactory.

The Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the manager.

The Operating Agreement provides that the manager, in exercising its rights in its capacity as the manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our bylaws, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

There are conflicts of interest among us, the manager and its affiliates.

Each of our executive officers is an executive officer of the manager. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our company’s transactions with the manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our interests.

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The Operating Agreement provides the manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the manager, its executive officers and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	the manager or an affiliate may sell properties to the various series. The manager will be setting the purchase price that a series will pay for such a property, which price may be higher than appraised values or comparable property prices.

●	the manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the manager, its executive officers and/or its other affiliates for their own benefit;

●	we may engage the manager or affiliates of the manager to perform services at prevailing market rates. Prevailing market rates are determined by the manager based on industry standards and expectations of what the manager would be able to negotiate with third party on an arm’s length basis; and

●	the manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Additionally, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In addition, our management agreement with the manager does not prevent the manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The manager’s liability is limited under the Operating Agreement, and we have agreed to indemnify the manager against certain liabilities. As a result, we may experience poor performance or losses for which the manager would not be liable.

Pursuant to the Operating Agreement, the manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our appointed officers, if any, in following or declining to follow the manager’s advice or recommendations. Our manager maintains a contractual, as opposed to a fiduciary, relationship with us and our investors. Under the terms of the Operating Agreement, the manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the manager and any person providing sub-advisory services to the manager will not be liable to us, any of our series, or our series’ investors, members or partners for acts or omissions performed in accordance with and pursuant to the Operating Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties thereunder. Accordingly, we and our series investors will only have recourse and be able to seek remedies against the manager to the extent it breaches its obligations pursuant to the Operating Agreement. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities. We have agreed to reimburse, indemnify and hold harmless the manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the manager and any person providing sub-advisory services to the manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the manager’s duties, which have a material adverse effect on us. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Operating Agreement because of our desire to maintain our ongoing relationship with the manager.

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Risks Related to Real Estate Investments Generally

Our real estate assets will be subject to the risks typically associated with real estate.

Our real estate assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property will be affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property.

Many factors impact the residential rental market, and if rents do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the residential rental market. Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced.

We anticipate involvement in a variety of litigation.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our residential properties. These actions can be time consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

We may be subject to unknown or contingent liabilities related to properties that we acquire for which we may have limited or no recourse against the sellers.

Properties that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired properties, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

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As a result, there is no guarantee that we will recover any losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the sellers will typically provide that the sellers will retain certain specified liabilities relating to the properties acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

We may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated home. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease. If the rental rates for our properties decrease or we are not able to re-lease a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors could be adversely affected.

The actual rents we receive for a property may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the residential rental market, a general economic downturn and the desirability of our properties compared to other properties, we may be unable to realize our estimated market rents for a property. In addition, depending on market rental rates at any given time as compared to expiring leases in our properties, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates for a property, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our investors’ investments.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce the return on your investment.

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We may be required to make rent or other concessions and/or significant capital expenditures to improve the properties in order to retain and attract tenants, generate positive cash flow or to make real estate properties suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the real estate market which lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market, we may be more inclined to increase tenant improvement allowances or concessions to tenants, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow. If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures. This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our interests.

Our dependence on rental revenue may adversely affect us, including our profitability, our ability to meet our debt obligations and our ability to make distributions to our investors.

Our income will be primarily derived from rental revenue from real property. As a result, our performance will depend on our ability to collect rent from tenants. Our income and funds for distribution would be adversely affected if a significant number of our tenants:

●	delay lease commencements;

●	decline to extend or renew leases upon expiration;

●	fail to make rental payments when due; or

●	declare bankruptcy.

Any of these actions could result in the termination of such tenants’ leases with us and the loss of rental revenue attributable to the terminated leases. In these events, we cannot assure you that such tenants will renew those leases or that we will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and our inability to replace such tenants may adversely affect us, including our profitability, our ability to meet our debt and other financial obligations and our ability to make distributions to our investors.

We may engage in development, redevelopment or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

We may engage in development, redevelopment or repositioning activities with respect to properties that we acquire as we believe market conditions dictate. If we engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

●	the availability and pricing of financing on favorable terms or at all;

●	the availability and timely receipt of zoning and other regulatory approvals;

●	the potential for the fluctuation of occupancy rates and rents at development and redevelopment properties, which may result in our investment not being profitable;

●	start up, development, repositioning and redevelopment costs may be higher than anticipated;

●	cost overruns and untimely completion of construction (including risks beyond our control, such as weather, labor conditions or material shortages); and

●	changes in the pricing and availability of buyers and sellers of such properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors.

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Our properties may be subject to impairment charges.

We will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions to our investors.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Chapter 11 of the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these individuals or entities, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions to our investors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Even if a series qualifies as a REIT for U.S. federal income tax purposes, the series generally will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

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This risk is particularly relevant with respect to potential acts of terrorism. The TRIA is currently scheduled to expire on December 31, 2027, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Climate change may adversely affect our business.

To the extent that climate change does occur and affects the markets that we invest in, we may experience extreme weather and changes in precipitation and temperature, which may result in physical damage or a decrease in demand for a property that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for a property and its related series would be adversely affected. Moreover, we cannot assure you that any insurance coverage we carry will be adequate to cover all losses related to climate change. In addition, changes in federal, state and local legislation and regulations on climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire in order to comply with such legislation and regulations.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Multiple property portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a portfolio acquisition does not close may be greater than in a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions to our investors.

Tenant relief laws may negatively impact our rental income and profitability.

As landlord of numerous residential properties, we may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We and any property managers we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

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Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services, to have their leases renewed, and may not be evicted except on grounds allowed by law. If we acquire properties that include regulated apartments, these regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties. In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Our targeted investments may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations which we, as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA fees. If we default in our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA fees may increase, which may reduce our cash flow from operations and your ability to receive distributions.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions. Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations. In addition, real estate can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale. The Internal Revenue Code also imposes restrictions on REITs, which are not applicable to other types of real estate companies, on the disposal of properties. For example, our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Internal Revenue Code or dispose of our properties through a “taxable REIT subsidiary,” or TRS. These potential difficulties in selling real estate may limit our ability to promptly change, or reduce our exposure to, the properties we acquire in response to changes in economic or other conditions.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

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The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our investors and tenants in the properties owned by the series. While we expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of the properties or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution to our investors could be lower than if we did not enter into long-term leases.

We will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our investors.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. If a tenant defaults we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to our investors.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our investors’ overall return.

We may enter into joint ventures to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

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●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our investors.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our investors and may reduce the value of your investment.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our investors. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

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Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to the Fair Housing Amendments Act of 1988 and the Rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the properties we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our investors.

Some of the assets we invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, residential real estate properties, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our investors.

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Deficiencies in our internal controls over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition and liquidity.

Effective internal controls over financial reporting are necessary for us to accurately report our financial results. There can be no guarantee that our internal controls will be effective in accomplishing all control objectives all of the time. As we grow our business, our internal controls will become more complex, and we may require significantly more resources to ensure our internal controls remain effective. Deficiencies, including any material weakness, in our internal controls may occur in the future and could result in misstatements of our results of operations that could require a restatement, failure to meet our reporting obligations and investors losing confidence in our reported financial information. These events could materially and adversely affect us, including our business, reputation, results of operations, financial condition and liquidity.

Risks Related to Vacation Rental Properties

Competition may impede our ability to attract renters for vacation properties that we might acquire, which could adversely affect our results of operations and cash flow.

The renting of residential vacation properties is highly competitive. We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective renters’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties. If other companies and developers that rent similar spaces in our markets offer their properties for rent at prices comparable to or less than the prices we offer on the properties we acquire, we may be unable to attract renters for our properties, which could adversely affect our results of operations and cash flow.

The performance of any vacation rental properties of our series would be likely to fluctuate significantly due to seasonality.

The performance of any vacation rental property is likely to fluctuate significantly during the course of a year, reflecting periods of lower or higher demand depending on the location of the property. The same will be true for the vacation rental properties that might be acquired by the series of our company. We may experience declines in occupancy rates and revenues during low seasons, while costs and expenses do not decline at the same rate, if at all, which could have a material adverse effect on our profitability, cash flow and ability to make distributions to investors.

Compliance with governmental laws, regulations, and covenants that are applicable to residential vacation properties may adversely affect our business and growth strategies.

Vacation rental properties can be subject to various covenants, local laws, and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring any of our properties, when undertaking renovations, or when renting the properties. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions, renovations, or ability to rent vacation properties, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses, and zoning approvals. Our failure to obtain such permits, licenses, and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

A vacation rental property could be difficult to sell, which could diminish the return on the properties acquired by the series of our company.

A vacation rental property may incur losses due to extended periods of vacancy and may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of the vacation properties acquired by the series of our company could be diminished if the market value of such properties declines, due to a decrease in cash flow generated by property or decline in real estate market values. Such a reduction in the resale value of a property could also reduce the value of investors in particular series of our company.

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Risks Related to U.S. Federal Income Tax Matters

The failure of a series to qualify or remain qualified as a REIT would subject the series to U.S. federal income tax and potentially state and local tax and would adversely affect the series’ operations and the market price of the series’ interests.

We intend for each series to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the first full taxable year following the closing of a series offering and intend to operate such series in a manner that would allow us to continue to qualify as a REIT. However, we may terminate a series’ REIT qualification, if the manager determines that not qualifying as a REIT is in the best interests of a series, or inadvertently. A series’ qualification as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Code. To qualify as a REIT, a series must comply with certain highly technical and complex requirements. We cannot be certain that a series has complied or will comply with these requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability for each series to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to a series’ qualification as a REIT or with respect to the federal income tax consequences of qualification. We cannot assure you that we will qualify or will remain qualified as a REIT.

If a series fails to qualify as a REIT, it will not be allowed to deduct distributions to investors in computing taxable income and will be subject to federal income tax at regular rates. In addition, the series would be barred from qualification as a REIT for the four taxable years following disqualification. The additional tax incurred at regular corporate rates would significantly reduce the taxable cash flow available for distribution to investors and for debt service. Furthermore, the series would no longer be required by the Code to make any distributions to our investors as a condition of REIT qualification. Any distributions to investors would be taxable as ordinary income to the extent of the series current and accumulated earnings and profits. Corporate distributees, however, could be eligible for the dividends received deduction on the distributions, subject to limitations under the Code.

Even if a series qualifies as a REIT, in certain circumstances, it may incur tax liabilities that would reduce its cash available for distribution to our investors.

Even if a series qualifies and maintains its status as a REIT, it may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax, and some state and local jurisdictions may tax some or all of our income because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. A series may not make sufficient distributions to avoid excise taxes applicable to REITs. A series also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our investors would be treated as if they earned that income and paid the tax on it directly. However, investors that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. A series also will be subject to corporate tax on any undistributed REIT taxable income. Cash used for paying taxes will not be available for distribution or reinvestment by the series.

The taxation of distributions to our investors can be complex; however, distributions that we make to our investors generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us.

Distributions that a series makes to our taxable investors out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital, generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income, generally to the extent they are attributable to dividends we receive from our TRSs. A return of capital is not taxable but has the effect of reducing the basis of an investor’s investment in our interests. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our investors in early years may constitute a return of capital rather than ordinary income.

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Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Qualified dividend income payable to U.S. investors that are individuals, trusts or estates is subject to the reduced maximum tax rate applicable to long-term capital gains. Dividends payable by REITs, however, generally are not eligible for this reduced rate. For taxable years beginning before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain pass-through business income, including “qualified REIT dividends” (generally, dividends received from a REIT that are not designated as capital gain dividends or qualified income), subject to certain limitations, resulting in an effective maximum federal income tax rate of 29.6% on such income. In addition, individuals, trusts, and estates whose income exceeds certain thresholds are subject to 3.8% Medicare tax on dividends received from us. Although the reduced U.S. federal income tax rate applicable to qualified dividend income does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts, and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the interests of the REITs, including our interests. The applicable tax rates could be changed in future legislation.

If a series were considered to actually or constructively pay a “preferential dividend” to certain of our investors, the series’ status as a REIT could be adversely affected.

In order to qualify as a REIT, a series must distribute annually to its investors at least 90% of its REIT taxable income (which does not equal net income as calculated in accordance with U.S. generally accepted accounting principles, or GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the series with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding interests within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their investors could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that a series inadvertently paid a preferential dividend, the series may be deemed either to (a) have distributed less than 100% of its REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of its REIT taxable income and the series status as a REIT could be terminated for the year in which such determination is made if the series were unable to cure such failure. If, however, a series qualifies in the future as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code), the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules. As of the date hereof, no such authorized procedures have been promulgated.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

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The ability of the manager to revoke the REIT qualification of a series without approval may subject a series to U.S. federal income tax and reduce distributions to our investors.

The Operating Agreement provides that the manager may revoke or otherwise terminate a series’ REIT election, without the approval of our investors, if it determines that it is no longer in a series’ best interest to continue to qualify as a REIT. While we intend for each series to elect and qualify to be taxed as a REIT, a series may not elect to be treated as a REIT or may terminate its REIT election if we determine that qualifying as a REIT is no longer in the best interests of our investors. If a series ceases to be a REIT, it would become subject to U.S. federal income tax on its taxable income and would no longer be required to distribute most of its taxable income to our investors, which may have adverse consequences on the total return to our investors and on the market price of the series’ interests.

Legislative or regulatory action with respect to tax laws and regulations could adversely affect our company and our investors.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, or the TCJA, was enacted. The TCJA made major changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of REITs and their investors. The long-term effect of the significant changes made by the TCJA remains uncertain, and additional administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of technical corrections with respect to the TCJA could have an adverse effect on our company and our investors. We are also subject to state and local tax laws and regulations. Changes in state and local tax laws or regulations may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income. These increased costs could adversely affect our financial condition, results of operations and the amount of cash available for the payment of dividends.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the Operating Agreement provides the manager with the power, under certain circumstances, to revoke or otherwise terminate a series’ REIT election and cause such series to be taxed as a regular corporation, without the vote of our investors. The manager could only cause such changes in a series’ tax treatment if it determines in good faith that such changes are in the best interest of the series’ investors.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our investors that any such changes will not adversely affect the taxation of an investment. We cannot assure you that future changes to tax laws and regulations will not have an adverse effect on an investment in our interests.

You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our interests.

The ownership restrictions of the Code for REITs and the 9.8% ownership limit in the Operating Agreement may inhibit market activity in our interests and restrict our business combination opportunities

The Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding interests of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of any taxable year. To protect a series’ REIT status, the Operating Agreement prohibits any holder from acquiring more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of the outstanding total capital stock of a series unless the manager determines that it is no longer in a series’ best interests to continue to qualify as a REIT or that compliance with the restriction is no longer required in order for the series to continue to so qualify as a REIT. The ownership limitation may limit the opportunity for investors to receive a premium for their interests that might otherwise exist if an investor were attempting to assemble a block of interests in excess of 9.8% of the outstanding interests or otherwise effect a change in control.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt entity has incurred (or deemed to have incurred) debt to purchase or hold our interests, or (c) a holder of our interests is a certain type of tax-exempt entity, dividends on, and gains recognized on the sale of, our interests by such tax-exempt entity may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

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Risks Related to Ownership of our Interests

There is currently no public trading market for our securities.

There is currently no public trading market for any of our series interests, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your interests.

There can be no assurance that we will, or will be able to, register the series interests for resale and there can be no guarantee that a liquid market for the series interests will ever develop. Therefore, investors may be required to hold their series interests indefinitely.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the series properties or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share prices, the value of our interests may decline as well.

In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell the interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, Andes must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Investors’ limited voting rights restrict their ability to affect the operations of the company or a series.

Our manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights in respect of the series in which they are invested. Investors will therefore be subject to any amendments the manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of our company and the applicable series, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, our manager can only be removed as manager of our company and each series of interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series of interests. Investors would therefore not be able to remove the manager merely because they did not agree, for example, with how the manager was operating a series property.

This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests are sold, but less than all of the offered interests are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

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The offering price for the interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our interests can be traded publicly.

The price of the interests is a derivative result of the cost that a series is expected to incur in acquiring a property. These prices do not necessarily accurately reflect the actual value of the interests or the price that may be realized upon disposition of the interests.

Funds from investors accompanying subscriptions for the interests will not accrue interest while in escrow.

The funds paid by an investor for interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an investor in the applicable series, if such subscription is accepted. Investors will not have the use of such funds or receive interest thereon. No interests will be sold unless and until valid subscriptions for the offering are received and accepted prior to the termination of the applicable offering. If we terminate an offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The Operating Agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an interest holder were to bring a claim against our company or the manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. The Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of Delaware, which govern the Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to the Operating Agreement and our interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our interests serves as a waiver by any investor or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our company believes that the provision does not impact the rights of any investor or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

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DILUTION

Dilution means a reduction in value, control or earnings of the interests an investor owns. The company has not issued interests in Series Lorene to the manager in the last 12 months, meaning investors will not experience dilution due to interests sold to management at a discounted rate. However, from time to time, additional interests in a series offered hereby may be issued in order to raise capital to cover such series’ ongoing operating expenses. See “Description of Business-Operating Policies-Equity Capital Policies” for further details.

DESCRIPTION OF BUSINESS

Company Overview – Our Mission

Casa Shares Assets, LLC, a Delaware series limited liability company, was formed in July 2023 to permit public investment in residential rental properties. We believe the prospect of traditional homeownership has become more challenging and less attainable than ever before for an increasing number of buyers. We believe financial, location and time constraints can be overcome by a real estate investment marketplace that lets investors buy fractional shares in properties and benefit from appreciation and rental distributions, without the traditional drawbacks of homeownership.

At Casa Shares we buy single family homes, condos, apartments and short-term vacation rentals, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of properties, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Casa Shares investments without having to worry about selling properties they’re invested in.

Casa Shares does all of the work of sourcing, analyzing, maintaining, and managing all of the properties that we acquire. We analyze every property investment across several financial, market, and demographic characteristics to support our acquisition decision-making.

Casa Shares rents the properties we acquire to tenants who can also invest through the same process as any other member of the Casa Shares platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each investment property that we acquire will be owned by a separate series of our company that we will establish to acquire that property. Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a Delaware limited liability company.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law. We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or “REIT,” for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our company’s core business is the identification, acquisition, marketing and management of individual residential rental properties for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

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Our Investment Criteria

Our property acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 4%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Properties with a minimum of one (1) bedroom and one (1) bathroom;

●	Properties less than 30 years old;

●	Properties with a price range, in most cases, of between $150,000 to $800,000 (although the manager reserves the right to acquire properties outside of that range) and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Casa Shares will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Casa Shares evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third-party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Property Purchase: A property will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Casa Shares will partner with one or more third party independent property management firms in each of our markets. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

We are managed by our manager, Casa Shares, Inc., a Delaware corporation. Pursuant to the terms of our Operating Agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel. The manager is a technology-enabled asset management company that operates a web-based investment platform, the Casa Shares platform, used by our company for the offer and sale of interests in the series of our company.

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Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell rental properties located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long-term property value appreciation.

Market Selection

We intend to focus our business efforts on growing cities which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Positive rates of job and income growth;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional residential property buyers.

For a brief overview of the particular geographic market in which a series property is located, see the individual series property listings in the section titled “The Series Properties” below.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the manager will have discretion with respect to the selection of specific investments and the purchase and sale of our properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – Our manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – Our manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, our manager will develop a property business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

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Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. For example, certain losses are not insurable and may only be insured subject to limitations, and there is no guarantee that our insurance coverage will actually be sufficient or cover all costs and damages in the case of any loss.

Investment Process

The manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the manager and subject to the limitations in the Operating Agreement.

The manager will focus on the sourcing, acquisition and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

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In selecting investments for us, the manager will utilize the manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, our manager will consider the following factors when evaluating prospective investment opportunities:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the manager’s underwriting criteria, the manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager. To the extent a series does not employ leverage to fund the initial purchase of an asset, the series may subsequently determine to obtain financing for the asset in accordance with this leverage policy. In such case, unless the financing (or any other refinancing) proceeds are needed, in the manager’s discretion, to fund the operations of an asset or reserves, the manager may determine to distribute all or a portion of such proceeds to investors.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

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It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a Delaware limited liability company.

A series may acquire its property either from an unaffiliated third party or from an affiliate. The differences in these acquisition methods are described below:

1. Acquisition of a Series Property from an Unaffiliated Third-Party Seller

If a new property is to be acquired for a new series prior to the establishment of that series, the manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party. If a series has been established prior to the purchase of the property, the series may acquire the property directly from the seller.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in Delaware.

Purchase price funds to acquire a new property from a third party will either be all cash provided by the proceeds of an offering or some combination of mortgage proceeds, short term loans, seller financings and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors as more fully discussed under “Leverage Policy” above. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of, or following, the closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager’s loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager. The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series. If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

2. Acquisition of a Series Property from the Manager or an Affiliate of the Manager

If the entity selling the property to a series is the manager or an affiliate of the manager who has previously purchased the property from a third-party seller, the series will purchase the property (or a 100% interest in the LLC that may own the property) at a purchase price equal to the price the manager or affiliate actually paid for the property (inclusive of acquisition and closing costs). The series will also pay the manager (or the affiliate of the manager) the sourcing fee as indicated in the use of proceeds table for the particular offering. The series will purchase the property through the issuance to the manager (or the affiliate of the manager) of a promissory note in the full amount of the purchase price of the series property inclusive of acquisition and closing costs. The series will repay the promissory note, along with accrued interest at a to-be-determined annual interest rate, with net proceeds from the series offering. If the property is purchased without any mortgage financing (in which case the note would reflect an all-cash amount required to acquire the property), the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors as more fully discussed under “Leverage Policy” above. Prior to the repayment of the note, the manager (or the affiliate of the manager) will retain all rental income derived from the series property, net of concessions, taxes, insurance, HOA dues and costs of repair. If the series does not raise sufficient funds in its offering to fully repay the promissory note within the 12 months following the date of the offering circular amendment relating to that series, the balance due on the promissory note, along with accrued but unpaid interest, will be converted into interests in the series at the series offering price.

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The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the Operating Agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Additional Borrowings. We expect each series may seek, as applicable, to finance or refinance any outstanding indebtedness with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any third-party mortgage and/or other debt instruments that a series, or the company on behalf of a series, enters into in connection with a financing or refinancing of a property will be secured by a security interest in the title of such property and any other assets of the series.

See “Use of Proceeds to Issuer” for more information.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to ten years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than ten years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

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Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The company will appoint the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series. The following is an example summary of the material terms of a property management agreement:

●	12-month term with optional annual renewals;

●	Early cancellation fee of $500;

●	Property management fee equal to eight percent (8%) of rents collected on a series property, or fifteen percent (15%) of rents collected if the property is a vacation rental property; and

●	A fee of twenty-five percent (25%) of the first month’s rent, waived if the tenant is sourced by the property management company or the manager. This fee will cover any additional cost if there is a tenant agent involved in the rental sourcing.

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Property Management Fee

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property, or fifteen percent (15%) of rents collected if the property is a vacation rental property. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the 8% charged to the series (or less than 15% in the case of a vacation rental), the manager will receive the difference as income. If a series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to one and a half percent (1.5%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis.

Operating Expenses

Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interests in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

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●	the cost of any audit of a series’ annual financial statements and the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the Operating Agreement;

●	the fees and expenses of our company’s or a series’ counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property

Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property

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Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement)	Not allocable; to be borne by the manager
	Series launch fee payable to Andes for each new series launched beginning with the sixth series ($1,000 per series, subject to waiver as described under “Plan of Distribution and Subscription Procedure-Broker”)	Allocable directly to the applicable series property
	Preparation of marketing materials	Not allocable; to be borne by the manager

Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties

Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Casa Shares Platform

Casa Shares, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Casa Shares platform. Through the use of the Casa Shares platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, and electronically sign legal documents to purchase series interests, or set up recurring investments.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

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●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Arrived Holdings, Inc., Landa Holdings, Inc., and Fintor, Inc, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager may acquire a property, repair and improve the property, place a tenant in the property and have the property appraised. In this case, the manager will then resell the property to a series at the appraised value which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the Operating Agreement and will not be responsible for any actions of our executive officers in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the Operating Agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the Operating Agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our company does not have any employees. All of the officers and directors of our company are employees of the manager.

Legal Proceedings

None of our company, any series, the manager, or any director or executive officer of our company or the manager is presently subject to any material legal proceedings.

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THE SERIES PROPERTIES

Casa Shares Series Lorene

Summary Overview

We have established Casa Shares Series Lorene to allow investors who acquire interests in our Casa Shares Series Lorene offering to own a fractional interest in the condominium located at 311 E Lorene Street, Unit 1208, Building 1 of the Teton River Lofts Condos, Rexburg, ID 83440, which we refer to as the Series Lorene Property.

Property Summary

The Series Lorene Property is a two bedroom, two bathroom condominium located in a newly constructed building within a new construction neighborhood in the North end of Rexburg, ID. This condominium is finished with a modern look and feel with two-tone cabinets, quartz counters and luxury vinyl tile or LVT, flooring throughout. The unit includes a private balcony, full size in-unit washer & dryer, stainless steel appliances and sleek modern fixtures. The monthly HOA fee includes city water/sewer/garbage, fire monitoring system, internet, snow removal, lawn & common area care, and exterior maintenance of the building.

Property Name	Series 311 E Lorene Street, Unit 1208
Address	311 E Lorene Street Unit 1208, Rexburg, ID 83440
Year Built	2023
Bedrooms	2
Baths	2
Square Footage	926
Lot Size	0
Amenities	Access to the amenities at the neighboring community of Teton River Flats which includes a pickleball/basketball court, covered pavilion with picnic tables & a fire pit, dog park and playground.

Neighborhood Overview

Rexburg, Idaho is a small city located in Madison County with a population of 35,300 as of 2021 according to the US Census. Rexburg is within close proximity of neighboring city Idaho Falls, Yellowstone National Park and Bridger-Teton National Forest. It is home to Brigham Young University-Idaho, a private university affiliated with the Church of Jesus Christ of Latter-day Saints. The city is known for its outdoor activities, such as skiing, snowmobiling, and fishing. It is also home to several museums, parks, and other attractions. Rexburg is a great place to live for those looking for a small-town feel with plenty of amenities.

Property History

The Series Lorene Property is new construction built in 2023 by Teton River Lofts LLC, who we refer to as the builder/seller. The Series Lorene Property was purchased from the builder/seller for $225,000.

Casa Shares Series Lorene entered into a lease agreement with a tenant for a one year term, beginning on December 17, 2023 and ending on November 30, 2024, at a monthly rental rate of $1,250 or an annual rate of $15,000.

Acquisition of the Casa Shares Series Lorene Property

On August 22, 2023, Casa Shares Series Lorene paid to the builder/seller of the Series Lorene Property a $1,000 good faith, earnest money deposit to be applied against the $225,000 purchase price of that property. This deposit was made in accordance with the terms of a purchase and sale agreement related to the Series Lorene Property dated as of August 14, 2023 and entered into between Casa Shares Series Lorene and Teton River Lofts LLC, the builder/seller. Casa Shares Series Lorene borrowed $41,000 from our manager, Casa Shares, Inc., to pay the $1,000 deposit and the $40,000 cash balance that was paid to the seller at the closing. In exchange for this $41,000 loan, Casa Shares Series Lorene issued a convertible promissory note to Casa Shares, Inc. in the principal amount of $41,000. This promissory note will have a maturity date of 18 months from the date of the start of the Casa Shares Series Lorene offering and will not bear any interest. It is expected that the promissory note will be repaid through future closings of the Casa Shares Series Lorene offering to be conducted under this offering circular. If by the maturity date, however, Casa Shares Series Lorene has not raised sufficient funds in the offering to repay the principal amount of the promissory note in full, any outstanding balance due on the principal amount of the promissory note will be automatically converted into interests in Casa Shares Series Lorene on the same terms as offered to investors in the offering.

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Casa Shares Series Lorene completed the acquisition of the Series Lorene Property from the builder/seller on October 12, 2023. To pay the $184,000 balance of the Series Lorene Property purchase price (the “Purchase Price Loan Balance”), Casa Shares Series Lorene and the builder/seller entered into a financing addendum, dated August 14, 2023, to the purchase and sale agreement pursuant to which Casa Shares Series Lorene has agreed to pay the builder/seller $1,103.17 a month (the “Monthly Financing Payments”) for 12 months from the closing date with the Purchase Price Loan Balance due and payable, with interest at the rate of 8% per annum, on the one-year anniversary of the closing date. This financing arrangement with the builder/seller can also be prepaid, for example, as soon as Casa Shares Series Lorene raises sufficient funds in this offering. The manager agreed to lend Casa Shares Series Lorene the $1,103.17 monthly loan payment amount until the series has raised sufficient funds in its series offering to complete its payments to the builder/seller. If the series does not raise sufficient funds in its offering to repay this additional loan from the manager, any outstanding balance on the loan may be converted into interests in Casa Shares Series Lorene on the same terms as offered to investors in the offering.

On March 15, 2024, the manager agreed to lend Casa Shares Series Lorene an additional $186,095.63 to pay off the Purchase Price Loan Balance, along with related payoff fees. In connection with this loan, Casa Shares Series Lorene issued a convertible promissory note (the “Payoff Promissory Note”) to the manager in the amount of $186,095.63. This Payoff Promissory Note will have a maturity date of 18 months from the date of the start of the Casa Shares Series Lorene offering and will not bear any interest. It is expected that the Payoff Promissory Note will be repaid through future closings of the Casa Shares Series Lorene offering to be conducted under this offering circular. If by the maturity date, however, Casa Shares Series Lorene has not raised sufficient funds in the offering to repay the principal amount of the Payoff Promissory Note in full, any outstanding balance due on the principal amount of the Payoff Promissory Note may be converted into interests in Casa Shares Series Lorene on the same terms as offered to investors in the offering, as agreed by the parties. While some of this loan has been paid down, it has not been paid in full despite its maturity date passing. The parties agreed to waive an existing automatic conversion feature of this note and the manager has indicated its willingness to extend maturity on a month by month basis.

Property Manager

The manager has appointed an unaffiliated, third-party property manager to manage the Casa Shares Series Lorene property. Pursuant to the terms of the property management agreement, Casa Shares Series Lorene will pay the property manager an annual fee for managing the Casa Shares Series Lorene property.

Property Operations and Hold Period

We acquired the Series Lorene Property as new construction with no rental or tenant history. The projected rent for the Series Lorene Property will be $1,250 per month, which is consistent with other similarly situated condominiums in Rexburg, Idaho. The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $200-$300 per month. This estimate is based on the manager’s due diligence calculations.

We intend to hold the Series Lorene Property for five to ten years during which time, we will operate the Series Lorene Property as a rental income property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Casa Shares Series Lorene interest holders. The determination as to when the Series Lorene Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of series interest holders to sell the Series Lorene Property earlier than five years or to hold the property for more than ten years.

Casa Shares Series Richmond

Summary Overview

We have established Casa Shares Series Richmond to acquire the single-family residence located at 623 S 2275 W of the Summerfield community, Rexburg, ID 83440, which we refer to as the Series Richmond Property. Interests in this Series will not be offered at this time.

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The Series Richmond Property is a four bedroom, two and a half bathroom single family residence located within a new construction neighborhood in Rexburg, ID. This home is designed with a modern look and feel with two-tone cabinets, quartz counters and luxury vinyl plank, or LVP, flooring throughout. The unit includes stainless steel appliances and sleek modern fixtures. The monthly HOA fee includes access to the community clubhouse which includes a fitness center, clubroom, indoor pool, playground, pickleball courts, basketball courts and shelter.

Casa Shares Series Richmond purchased the Series Richmond Property from the builder/seller at $455,900.

USE OF PROCEEDS TO ISSUER

Casa Shares Series Lorene

We estimate that the gross proceeds of the offering of Casa Shares Series Lorene membership interests will be approximately $270,580, assuming the full amount of the offering is sold. The Company has previously raised $61,260 applied against the following use of proceeds. This amount will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property	$225,000	83.15%
Property Improvements	$7,000	2.59%
Operating & Capital Reserves	$9,349	3.46%
Brokerage Fee	$2,706	1.00%
Acquisition Expenses(1)	$3,116	1.15%
Offering Expenses(2)	$5,409	2.00%
Financing & Holding Costs	$4,500	1.66%
Sourcing Fee(3)	$13,500	4.99%
Total Fees & Expenses	$29,231	10.80%
Total Proceeds	$270,580	100%

(1)	Estimated amount which includes, but is not limited to, legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, financing closing costs, and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(2)	We will reimburse the manager for offering expenses actually incurred for the Casa Shares Series Lorene offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

(3)	We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment. The sourcing fee of $13,500 equals 6% of the $225,000 purchase price of the Series Lorene Property, consistent with the property sourcing fee of up to 6% of the purchase price described under “Management Compensation”; the 4.99% shown in the table above reflects the sourcing fee as a percentage of the estimated gross proceeds of the offering. Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Casa Shares Series Lorene offering. See “Management Compensation—Reimbursement of Expenses.”

The manager or its affiliates may advance funds for the above uses, which may then be reimbursed through offering proceeds.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

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MANAGEMENT

General

The manager of our company is Casa Shares, Inc., a Delaware corporation. The manager has appointed executive officers for our company, Mirza Beg and McKay Francis.

All of our executive officers are employees of the manager. The executive offices of the manager are located at 400 West Poleline Road, Rexburg, ID 83440, and the telephone number of the manager’s executive offices is 949-383-0056.

Executive Officers

The following table sets forth certain information with respect to each of the executive officers of our company and the manager:

Executive Officer	Age	Position Held with our Company (1) (2)	Position Held with the Manager
Mirza Beg	39	Chief Executive Officer	Chief Executive Officer
McKay Francis	40	Chief Financial Officer	Chief Financial Officer

(1)	The current executive officers, whose terms in office began upon the organization of our company on July 17, 2023, will serve in these capacities indefinitely, or until their successors are duly elected and qualified.

(2)	The executive officers of the manager are currently expected to spend full time hours on the management of our company.

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Biographical Information

Set forth below is biographical information of our executive officers.

Mirza Beg, Chief Executive Officer. From January 2017 through present, Mr. Beg has owned and operated Virtubroker Corporation, a California based real estate brokerage firm. Mr. Beg’s responsibilities at Virtubroker Corporation include serving as the broker of record, working with clients to list properties for sale, executing purchase agreements, and overseeing the maintenance, marketing and tenant management for rental properties. Between November 2017 and November 2019, Mr. Beg was employed by HCL Technologies Limited and served as an SAP Software Consultant at Southern California Edison. At this company, Mr. Beg’s responsibilities included configuring usage and billing software to facilitate the meter to cash process for Southern California Edison customers. Between November 2019 and October 2021, Mr. Beg was employed by Rapid Tech LLC and served as a Project Manager at Southern California Edison. Mr. Beg’s responsibilities at Rapid Tech LLC included managing the scope, budgets and deliverables for a variety of software projects for Southern California Edison. Between October 2021 and November 2022, Mr. Beg was employed by Oracle Corporation as a Technical Project Manager. Mr. Beg’s responsibilities at Oracle Corporation included configuring and implementing SaaS projects driven by AI and behavioral science aimed at reducing energy usage for a variety of utility client customers. Mr. Beg graduated with a Bachelor’s Degree in Finance from California State University, Fullerton in 2016.

McKay Francis, Chief Financial Officer. In May of 2017, Mr. Francis joined Brad Hall and Associates and was made President of South Fork Property Management based in Idaho Falls, ID, a newly formed subsidiary established to manage all of the assets owned by Brad Hall and Associates. In January of 2022, South Fork Property Management was split into two companies - South Fork Property Management, and South Fork Housing. At that time Mr. Francis was appointed president of South Fork Housing. These changes were made because of significant enterprise growth and acquisitions. South Fork Housing leases out to more than 1600 college students in Idaho. During these six plus years of working for Brad Hall and Associates, Mr. Francis also developed land in Rexburg, Idaho into residential building lots in three different subdivisions. Mr. Francis started Idaho based Elevation Management, LLC in 2017 to run these development projects. Mr. Francis graduated with a Bachelor’s degree in Business Management and Marketing from Brigham Young University - Idaho in 2010. Mr. Francis also graduated with an MBA in Entrepreneurial Management from Utah State University in 2015.

The Manager and the Operating Agreement

Under our Operating Agreement, Casa Shares, Inc., who we refer to as the “manager,” will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the Operating Agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The Operating Agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the Operating Agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

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●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the Operating Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the Operating Agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Our manager has not sponsored any prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance, whether with respect to operations, distributions or property liquidations, of our manager and its affiliates, which means that you will be unable to assess any results from their prior activities, with respect to operations, distributions, asset liquidations or otherwise, before deciding whether to purchase interests in our series.

Management Compensation

Pursuant to the Operating Agreement, the manager, or affiliated entities, may receive fees and expense reimbursements for services relating to our series offerings and the investment and management of our series properties. The items of compensation are summarized in the following table:

Form of Compensation	Description
Asset Management Fee	Each series will pay the manager an asset management fee equal to one and one-half percent (1.5%) of the purchase price of the series property for that series, to be paid quarterly.

Reimbursement of Expenses:	We will reimburse the manager for out-of-pocket expenses in connection with our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. This does not include the manager’s overhead, employee costs borne by the manager, utilities or technology costs.

Property Sourcing Fee	The manager will receive a one-time cash sourcing fee in an amount equal to up to six percent (6%) of the purchase price of the property acquired by a series.

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Property Disposition Fee	To the extent that the actual property disposition fees are less than the amount charged to a series, the manager will receive the difference as income.

Fees from Other Services – Affiliates of the Manager	We may retain third parties, including certain of the manager’s affiliates, for necessary services relating to our investments or our operations, including any administrative services, construction, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.

Reimbursement of Expenses

Because the manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the manager will be reimbursed for the documented cost of performing such tasks. We will also pay all fees, costs and expenses of the series, and of our company as applicable, other than those specifically required to be borne by the manager under the Operating Agreement. These expenses include, but are not limited to:

●	expenses associated with the listing of our interests (or any other securities of our company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of our company or any series or subsidiary thereof and the offering, issuance and distribution of our interests (or any other securities of our company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our properties;

●	expenses of organizing, revising, amending, converting, modifying or terminating our company or any series or subsidiary thereof;

●	the compensation and expenses of our officers and the allocable share of cost of liability insurance under a universal insurance policy covering the manager or its affiliates and/or us to indemnify our officers;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, and costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by managers, officers, personnel and agents of the manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of a property;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

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●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of properties, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website;

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the manager (except as described below) which are reasonably necessary for the performance by the manager of its duties and functions under the Operating Agreement.

However, to the extent the manager advances the fees, costs and expenses that it is not obligated to pay under the Operating Agreement, our company will reimburse the manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Indemnification of the Manager

The Operating Agreement provides that none of our manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Term and Removal of the Manager

The Operating Agreement provides that the manager will serve as the manager for an indefinite term, but that the manager may be removed as manager of our company and each series of interests in a very limited circumstance. By an affirmative vote of the holders of seventy-five percent (75%) of our company’s outstanding interests, members may remove the manager following a non-appealable judgment of a court of competent jurisdiction which finds that the manager has committed fraud in connection with our company or a series of interests, and which has a material adverse effect on the company. Additionally, the manager may choose to withdraw as the manager, under certain circumstances.

The manager may assign its rights under the Operating Agreement in its entirety or delegate certain of its duties under the Operating Agreement to any of its affiliates without the approval of our investors so long as the manager remains liable for any such affiliate’s performance.

In the event of the removal of the manager, the manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the manager, no additional compensation will be paid to the manager in the event of the removal of the manager.

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COMPENSATION OF EXECUTIVE OFFICERS and the manager

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Acquisition Expenses) as discussed above. Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Plan of Distribution and Subscription Procedure” and “Use of Proceeds to Issuer” for further details.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our company is managed by Casa Shares, Inc., the manager, who will also be the manager of all of our series. The manager is the sole member of the company. However, the manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series unless it purchases interests. Our Manager’s officers and directors are our officers, Mirza Beg and McKay Francis, who also have voting and ownership control of our manager.

The manager or an affiliate of the manager may purchase interests in any series of our company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note may be converted into series interests under the same terms as in the applicable series offering.

The address of Casa Shares, Inc. is 400 West Poleline Road, Rexburg, ID 83440.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since our formation in July 2023, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Executive Officers and the Manager”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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Series Lorene

Series Lorene enters into various transactions with the manager in the normal course of operating, investing and financing activities.

On August 22, 2023, Series Lorene executed a convertible promissory note to reimburse the manager $41,000 for the security deposit and down payment for the Series Lorene property. The convertible note does not bear any interest. The note has a maturity date 18 months following the date on which the offering for the Series Lorene membership interests commences through an offering conducted by the company following qualification of the company’s form 1-A by the Securities and Exchange Commission. Except as otherwise provided herein, the company shall repay the outstanding principal amount of this Note, in full, out of the net proceeds of the offering within fourteen days after the maturity date. If by the maturity date, Series Lorene has not raised sufficient funds in the offering to repay the principal amount of the note in full, any outstanding balance due on the principal amount shall be automatically converted into interests in Series Lorene on the same terms as offered to investors in the offering. The note commenced on October 12, 2023, at the time of the property closing. In August 2025, the company repaid $20,000 of the outstanding principal under the note. As of September 30, 2025, the remaining balance of the convertible promissory note was in default due to the passage of the maturity date. In January 2026, the company repaid an additional $5,000 of the outstanding principal balance. The balance in default remains $16,000 as of March 31, 2026.

On August 24, 2023, Series Lorene executed a Seller Note with the seller for the amount of $184,000 as a first loan on Series Lorene property. The Seller Note is secured by a Deed of Trust, payable at $1,103 per month, including interest at 8% per annum for 1 year and with the entire balance due 1 year from date of the Seller Note or contract for Deed. Prepayment is allowed without penalty and there are no conversion terms. The Seller Note commenced on October 12, 2023, at the time of the property closing. The Seller Note in the amount of $184,000 was repaid by Casa Shares, Inc. on March 15, 2024, and as such Series Lorene owes this amount to the manager as of September 30, 2025 and 2024.

On December 18, 2023, Series Lorene entered into a grid promissory note with the manager, pursuant to which the manager agreed to lend Series Lorene up to a maximum of $13,310. The grid note matures and becomes fully payable on December 13, 2024. Interest shall accrue on the unpaid portion of the base amount and the unpaid portion of all advances outstanding from time to time at a fixed rate of interest equal to eight percent (8%) per annum and shall be payable in one lump sum due on the maturity date. The manager provided an aggregate amount of $4,436 in advances to Series Lorene under the grid note, which were fully repaid in June 2025, and accordingly no balance remained outstanding under the grid note as of September 30, 2025.

During the years ended September 30, 2025 and 2024, Series Lorene incurred $3,375 and $4,376, respectively in management fees to the manager. During the six months ended March 31, 2026, Series Lorene incurred $608 in management fees to the manager.

Series Richmond

In March, 2025, Series Richmond, entered into a convertible promissory note agreement (the “Note”) with Casa Shares, Inc., (the “Lender”), for a principal amount of $455,900. The Note was issued in connection with the acquisition of real estate located at 623 S 2275 W, Rexburg, Idaho (the “Property”), which closed on March 25, 2025. The proceeds of the Note were used to fund the purchase of the Property on behalf of Series Richmond. We have repaid $16,839 on the Note  during the six months ending March 31, 2026, and the outstanding balance as of March 31, 2026 is $445,117.

The Note does not bear interest and is repayable in full in lawful U.S. dollars out of the net proceeds of a Regulation A offering of membership interests in Series Richmond (the “Offering”). The Note matures eighteen (18) months following the commencement of the Offering (the “Maturity Date”). If sufficient proceeds are raised, repayment must occur within fourteen (14) days after the Maturity Date. In the event that Series Richmond does not raise sufficient funds in the Offering to repay the Note in full, the outstanding principal balance shall automatically convert into membership interests of Series Richmond on the same terms as offered to third-party investors.

The Note may be prepaid at any time without penalty. This amount is recorded as a related party payable on the consolidated and consolidating balance sheet. The Note is unsecured.

During the years ended September 30, 2025 and 2024, Series Richmond incurred $3,419 and $0, respectively in management fees to the manager. During the six months ended March 31, 2026, Series Richmond incurred $0 in management fees to the manager. In all of 2026, we have paid approximately $6,838.52 in management fees.

It is expected that, in the future, some of the additional series will acquire their properties directly from the manager or from a manager affiliate. Prior to a sale to a series, the manager, or the manager affiliate, will acquire a property, repair and improve the property, place a tenant in the property and have the property appraised. The manager, or manager affiliate, will then resell the property to a series at the appraised value which may reflect a premium over the manager’s, or the manager affiliate’s, investment in the property.

It is expected that each promissory note issued to the manager or its affiliate with respect to the acquisition of a specific series property will be repaid through future closings of the respective series offering or through additional, future series offerings. In the event that a particular promissory note is not repaid in full prior to its maturity date, the outstanding principal balance of that promissory note may be converted into the related series interests under the same terms as provided to investors in that series offering.

The repayment to our manager of an outstanding promissory note does not include reimbursements made to the manager for offering expenses or acquisition expenses, which will be paid separately to our manager.

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DESCRIPTION OF THE SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, our Operating Agreement, the series designations, and the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those documents which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, the series designations or the subscription agreements, as applicable, the provisions of the Operating Agreement, the series designations or the subscription agreements, as applicable, shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular) that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of membership interests in a series of our company is an investment only in that particular series and not an investment in our company as a whole. In accordance with the LLC Act, each series is, and any other series if issuing interests in the future will be, a separate series of our company and not in a separate legal entity. Our company has not issued, and does not intend to issue, any class of any series interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with any offering.

Subject to the provisions of the Operating Agreement, the manager can cause our company to establish one or more series of our company through the creation of a written series designation for each new series. A series designation relates solely to the series established thereby and shall not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the Operating Agreement and in the series designation, as applicable. Upon approval of any series designation by the manager, the series designation is attached to the Operating Agreement as an exhibit. The series designation establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests of such series and the members associated therewith (to the extent such terms differ from those set forth in the Operating Agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

Title to the properties will be held by the applicable series of our company or through a Delaware limited liability company which will be a wholly-owned subsidiary of the applicable series. We intend that each series will own a single property. We do not anticipate that any of the series will acquire any properties other than their respective property. New series will be formed and will issue their own interests for future properties. An investor who invests in an offering of a series will not have any indirect interest in any property of any other series unless the investor also participates in a separate series offering associated with that other property.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a series, the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our company expects the manager to maintain separate, distinct records, and bank accounts, for each series and its associated assets and liabilities. As such, the assets of a series include only the property associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. Our company intends for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant property will be held by, or for the benefit of, the relevant series.

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All of the series interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the series interests, as determined by the manager, the holders of such series interests will not be liable to our company to make any additional capital contributions with respect to such series interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of series interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

The series described in this offering circular will use the proceeds of the respective offerings to repay any promissory notes issued to the manager or loans taken out or payments made by the manager to acquire their respective properties pursuant to the respective purchase and sale agreements, as well as pay certain fees and expenses related to the property acquisitions and each offering (please see the “Use of Proceeds to Issuer” sections for each offering for further details). An investor in an offering will acquire an ownership interest in the series interests related to that offering and not, for the avoidance of doubt, in (i) our company, (ii) any other series, (iii) the manager, (iv) the Casa Shares platform or (v) the property associated with the series or any property owned by any other series.

Further Issuance of Interests

Only the series interests, which are not designated as closed, are being offered and sold pursuant to this offering circular. The Operating Agreement provides that our company may issue interests of each series to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”) unless an exemption from these restrictions is available under applicable securities regulations. The manager, in its sole discretion, has the option to issue additional interests (in addition to those issued in connection with any offering) on the same terms as the interests of applicable series being offered hereunder as may be required from time to time in order to pay any operating expenses related to the applicable property.

Distribution Rights

The manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to interest holders except as otherwise limited by law or the Operating Agreement.

“Free Cash Flow” consists of the net income (as determined under GAAP), including property rental income, generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the property related to such series. The manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

Our company expects the manager to make distributions of any Free Cash Flow on a semi-annual basis as set forth below. However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the manager would accrue these distributions in an escrow account to be distributed once the minimum distribution amount has been reached or exceeded. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

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Any Free Cash Flow generated by a series from the utilization of the property related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the manager deems necessary, in its sole discretion, to meet future operating expenses; and

●	thereafter by way of distribution to interest holders of such series (net of corporate income taxes applicable to the series), which may include the manager or any of its affiliates.

No series will distribute a property in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series. For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

No Redemption Provisions

The interests are not redeemable.

No Registration Rights

There are no registration rights in respect of the interests.

Listing

The interests are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

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SUMMARY OF THE OPERATING AGREEMENT

Our Manager

For a discussion of the role of the manager, Casa Shares, Inc., and the manager’s role, functions, responsibilities and rights under the Operating Agreement, see “The Manager and the Operating Agreement,” above.

The Members

Pursuant to the Operating Agreement, the manager shall have full power and authority to do, and to direct the board of directors, if such a board is appointed, and/or the officers or manager(s) of the company to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the company and any series, to exercise all powers set forth in the Operating Agreement.

Voting Rights

The manager is not required to hold an annual meeting of interest holders. The Operating Agreement provides that meetings of interest holders may be called by the manager and a designee of the manager shall act as chairman at such meetings. Investors do not have any voting rights as interest holders in our company or a series except with respect to:

(i)	the removal of the manager (under certain limited circumstances as described below);

(ii)	the dissolution of our company upon the for-cause removal of the manager; and

(iii)	an amendment to the Operating Agreement that would:

a.	enlarge the obligations of, or adversely affect, an interest holder in any material respect;

b.	reduce the voting percentage required for any action to be taken by the holders of interests in our company under the Operating Agreement;

c.	change the situations in which our company and any series can be dissolved or terminated;

d.	change the term of our company (other than the circumstances provided in the Operating Agreement); or
e.	give any person the right to dissolve our company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable. The removal of the manager as manager of our company and all series must be approved by a super majority vote, as defined in the Operating Agreement, that is, an affirmative vote of holders of interests of all series representing at least 75% of the total votes that may be cast by all outstanding interests, voting together as a single class, only if the manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or the company and which has a material adverse effect on the company. All other matters to be voted on by the interest holders must be approved by a majority of the votes entitled to be cast on the matter.

The consent of the holders of a majority of the interests of a series is required for any amendment to the Operating Agreement that would adversely change the rights of the interest holders in such series, result in mergers, consolidations or conversions of such series and for any other matter as the manager, in its sole discretion, determines will require the approval of the holders of the interests of a series voting as a separate class.

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The manager or its affiliates (if they hold series interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by the manager and no amendment to the Operating Agreement may be made without the prior approval of the manager that would decrease the rights of the manager or increase the obligations of the manager thereunder.

The manager has broad authority to take action with respect to our company and any series. See “Management” for more information. Except as set forth above, the manager may amend the Operating Agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●	a change that the manager determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that the manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, the manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

●	any amendment that the manager determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the manager deems necessary or appropriate to enable the manager to exercise its authority under the Operating Agreement.

In each case, the manager may make such amendments to the Operating Agreement provided the manager determines that those amendments:

●	do not adversely affect the interest holders (including any particular series as compared to other series) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of interests, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the manager deems to be in the best interests of our company and the interest holders;

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●	are necessary or appropriate for any action taken by the manager relating to splits or combinations of interests under the provisions of the Operating Agreement; or

●	are required to effect the intent expressed in this offering circular or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of property of each series.

Term and Dissolution

The Operating Agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of the manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of the manager. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of our company).

Liquidation Rights

A series shall remain in existence until the earlier of the following: (i) the dissolution of our company; (ii) the election of the manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act. Under no circumstances may a series be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, the manager (or a liquidator selected by the manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the property will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as defined in the Operating Agreement)), and thereafter, (iii) to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the manager, any of its affiliates and sellers of the properties and which distribution within a series will be made consistent with any preferences which exist within such series).

Restrictions on Ownership and Transfer

The interests of each series are subject to restrictions on transferability. An interest holder may not transfer, assign or pledge its interests without the consent of the manager. The manager may withhold consent in its sole discretion, including when the manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not “accredited investors,” unless an exemption from these restrictions is available under applicable securities regulations, (b) the assets of the series being deemed “plan assets” for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of the series, (d) a change of US federal income tax treatment of our company or the series, or (e) our company, the series or the manager being subject to additional regulatory requirements. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed) including any legal fees incurred by our company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The manager or its affiliates will acquire interests in each series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this offering circular), transfer these interests, either directly or through brokers, via the Casa Shares platform or otherwise.

Additionally, unless and until the interests of our company are listed or quoted for trading, there are restrictions on the holder’s ability to pledge or transfer the interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to the Operating Agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

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Restrictions of Transfers related to REIT Qualification

In order for us to qualify as a REIT under the Internal Revenue Code, interests of each series must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Internal Revenue Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of a series interests may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “U.S. Federal Income Tax Considerations” in this offering circular for further discussion on this topic.

The relevant sections of the Operating Agreement provide that, after the completion of an offering of interests in a series and subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of our outstanding interests or total capital stock or more than 9.8% (in value or number of interests, whichever is more restrictive) of a series interests; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause interests actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding interests or total capital stock of a series and 9.8% (in value or in number of interests, whichever is more restrictive) of any series (or the acquisition of an interest in an entity that owns, actually or constructively, stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our manager may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our manager for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our manager, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our manager that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the interests causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our manager may, but is not required to, obtain an opinion of counsel or private ruling from the Internal Revenue Service satisfactory to our manager with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our manager may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of a series interests is in excess of such decreased limits until such person’s percentage ownership of the series’ interests equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of the series’ interests in excess of such percentage ownership will be in violation of the applicable limits. Our manager may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the interests of a series then outstanding. Prior to any modification of the ownership limits, our manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

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The Operating Agreement further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, stock that would result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the investor’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

●	any person from transferring a series’ interests if such transfer would result in a series’ interests being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of a series’ interests that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of a series’ interests will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of a series’ interests will not apply if our manager determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our interests is no longer required in order for us to qualify as a REIT.

If any transfer of a series’ interests would result in the series’ interests being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such interests. In addition, if any purported transfer of a series’ interests or any other event would otherwise result in any person violating the ownership limits or such other limit established by our manager, our manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem interests, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding interests of a series, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of interests that the person beneficially owns and a description of the manner in which such interests are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer of our interests could delay, defer or prevent a transaction or a change in control that might involve a premium price for our interests or otherwise be in the best interest of our investors.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each investor grants to the manager a power of attorney to, among other things, execute and file documents required for our company’s qualification, continuance or dissolution. The power of attorney also grants the manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of Officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each series will be managed under the direction of the manager. The manager has the power to appoint the officers and such officers have the authority to exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the manager.

Indemnification

Our company may decide to enter into separate indemnification agreements with the officers of our company or the manager. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

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Additional Capital Contributions

Except as expressly permitted by the manager, in its sole discretion (i) initial and any additional capital contributions to the company or series as applicable, by any member shall be payable in currency and (ii) initial and any additional capital contributions shall be payable in one installment and shall be paid prior to the date of the proposed acceptance by the manager of a person’s admission as a member to a series (or a member’s application to acquire additional interests) (or within five business days thereafter with the manager’s approval). No member shall be required to make an additional capital contribution to the company or a series of the company but may make an additional capital contribution to acquire additional interests during an offering of interests if specifically permitted to do so under the terms of the respective offering document or as expressly permitted by the manager, in its sole discretion.

Books and Reports

The manager shall keep or cause to be kept at the principal office of the company or such other place as determined by the manager appropriate books and records with respect to the business of the company and each series, including all books and records necessary to provide to the economic members any information required to be provided pursuant to the Operating Agreement or applicable law. Any books and records maintained by or on behalf of the company or any series in the regular course of its business, including the record of the members, books of account and records of company or series proceedings, may be kept in such electronic form as may be determined by the manager; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

Each member shall have the right, upon reasonable demand for any purpose reasonably related to the member’s interest as a member of the company (as reasonably determined by the manager) to such information pertaining to the company as a whole and to each series in which such member has an interest, as provided in Section 18-305 of the LLC Act; provided, that prior to such member having the ability to access such information, the manager shall be permitted to require such member to enter into a confidentiality agreement in form and substance reasonably acceptable to the manager. For the avoidance of doubt, except as may be required pursuant to Article X, a member shall only have access to the information (including any series designation) referenced with respect to any series in which such member is a record holder for that series’ interests and not to any series in which such member does not have an interest.

Access to Company Information

Except as otherwise set forth in the applicable series designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the manager shall use its commercially reasonable efforts to circulate to each member electronically by e-mail or make available via an online platform:

(i)	a financial statement of such series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

(ii)	confirmation of the number of interests in each series outstanding as of the end of the most recent fiscal year; provided, that notwithstanding the foregoing, if the company or any series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with this Section 8.1(c) and no further or earlier financial reports shall be required to be provided to the economic members of the applicable series with such reporting requirement.

Fiscal Year. Unless otherwise provided in a series designation, the fiscal year for tax and financial reporting purposes of each series shall be a fiscal year ending September 30 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the company shall be a fiscal year ending September 30.

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Exclusive Jurisdiction

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal securities laws allow or require that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required or permitted by applicable federal law, a federal court of the United States. If an interest holder were to bring a claim against our company or the manager pursuant to the Operating Agreement and such claim were governed by state law, it would have to bring such claim in the Delaware Court of Chancery.

The Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought. The exclusive forum provisions spelled out in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related to Ownership of our Interests-Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The Operating Agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.” Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our interests serves as a waiver by any investor or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our company believes that the provision does not impact the rights of any investor or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions apply to investors who purchase interests in the series offerings directly from our company as well as to purchasers who may buy series interests in the secondary market, as they, as well, will become series members whose rights vis a vis the interests will be governed according to the terms of the Operating Agreement.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to each of the series’ qualification and taxation as a REIT and the acquisition, holding, and disposition of interests. For purposes of this section, references to “we,” “us” or “our company” means each of the series, individually, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our interests;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our interests through the exercise of employee stock options or otherwise as compensation;

●	persons holding our interests as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in our company;

●	tax-exempt organizations, except to the extent discussed below in “—Treatment of Tax-Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our interests as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

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For the purposes of this summary, a U.S. person is a beneficial owner of our interests who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. investor is a beneficial owner of our interests who is a U.S. person. A tax-exempt organization is a U.S. person that is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our interests who is a nonresident alien individual or that is a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. investor is a beneficial owner of our interests who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING AND DISPOSING OF OUR INTERESTS.

Taxation of Our Company

We intend to elect for each series that qualifies to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its investors if it meets the applicable REIT distribution and other requirements. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

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Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, as discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay, and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our investors. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the shareholder level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “— Foreclosure property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided, however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years) and (B) retained amounts on which income tax is paid at the corporate level.

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●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our investors, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if, and to the extent that, the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an investor would include his, her or its proportionate share of our undistributed long-term capital gain in income (to the extent we make a timely designation of such gain to the investor), would be deemed to have paid the tax paid by us on such gain, and would be allowed a credit for the investor’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the investor’s basis in our interests.

●	We may own subsidiaries that will elect to be treated as TRSs, and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

In order to qualify to be taxable as a REIT for U.S. federal income tax purposes, we must meet and continue to meet the requirements discussed below (or as in effect for prior years) relating to our organization, ownership, sources of income, nature of assets and distributions of income to investors.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable interests or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

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(6) in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9) that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the manager. Our interests are generally freely transferable, and we believe that the restrictions on ownership and transfers of our interests do not prevent us from satisfying condition (2). We believe that the interests sold in our series offerings will allow us to timely comply with condition (6). However, depending on the number of investors who subscribe for interests in a series offering and the timing of subscriptions, we may need to conduct an additional offering of a series’ interests to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding interests of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our interests. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the Operating Agreement provides restrictions regarding the ownership and transfer of our interests, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships generally retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of an income tax audit by the IRS.

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Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests, unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. investors” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to maintain our qualification as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a collateralized debt obligation investment, we may be required to include our portion of its earnings in our income, irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

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Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers. Consequently, no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying property is dealer property and our equity investment (with rights to receive preferred economic returns) is treated as equity for U.S. federal income tax purposes, our gains from the sale of the property would be subject to 100% tax.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain our qualification as a REIT, we must satisfy annually two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

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Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred to acquire or carry real estate assets, and the hedge is clearly identified, as specified in Treasury Regulations, before the close of the day on which it was acquired, originated or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated or entered into, or (iii) we enter into the hedging transaction to hedge against transactions described in clause (i) or (ii) and the hedge is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or we do not make proper tax identifications, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Rents from Real Property

We expect to acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns) and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), none of the rent attributable to such personal property will qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant that derives substantially all of its income with respect to such property from subleasing substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant that is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

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Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot be certain, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, so long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking certain steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

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Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our investors in an amount at least equal to:

(a) the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each investor on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat each class of interests with respect to which we make a distribution the same as we treat every other class, and we must not treat any class of interests other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we do pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our interests, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the U.S. federal corporate tax rate on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

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We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our investors by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

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Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. investors that are not tax-exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning before January 1, 2026 and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such investors may not claim this deduction with respect to dividends paid by us.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in our interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s interests, they will be treated as gain from the disposition of the interests and thus will be included in income as long-term capital gain, or short-term capital gain if the interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. investors and do not offset income of U.S. investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment Interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our interests will not be treated as passive activity income and, therefore, U.S. investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our interests (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

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Sales or Dispositions of Our Interests

In general, capital gains recognized upon the sale or disposition of our interests by an investor that is not a dealer in securities will be subject to tax at long-term capital gains rates if such interests or interests were held for more than one year, and will be taxed at ordinary income rates if such interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our interests by a U.S. investor who has held the interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests.

Net Investment Income Tax on Unearned Income

U.S. investors that are individuals, estates or trusts may be required to pay an additional 3.8% net investment income tax on, among other things, dividends on our interests (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. investors should consult their tax advisors regarding the possible application of this tax in their particular circumstances.

Treatment of Tax-Exempt U.S. Investors

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. investor has not held our interests as “debt financed property” within the meaning of Section 514 of the Internal Revenue Code (that is, where the acquisition or holding of a property is financed through a borrowing by the tax-exempt entity) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our interests generally should not give rise to UBTI to a tax-exempt U.S. investor.

Tax-exempt U.S. investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust that (1) is described in Section 401(a) of the Internal Revenue Code, (2) is tax-exempt under Section 501(a) of the Internal Revenue Code, and (3) owns more than 10% of a series’ interests could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a series’ interests, or (B) a group of pension trusts, each individually holding more than 10% of the value of a series’ interests, collectively owns more than 50% of such interests; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our interests, including the potential incurrence of income treated as UBTI.

Tax-exempt U.S. investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our interests.

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U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our interests. In cases where a non-U.S. investor’s investment in our interests is, or is treated as, effectively connected with the non-U.S. investor’s conduct of a U.S. trade or business, dividend income received in respect of our interests and gain from the sale of our interests generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. investor that is a corporation. Additionally, non-U.S. investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our interests is not effectively connected to a U.S. trade or business of the non-U.S. investor and that the non-U.S. investor is not present in the United States for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. investors. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, our interests will not be USRPIs if we are a “domestically-controlled REIT” or with respect to a selling non-U.S. investor if the interests sold are of a class that is regularly traded on an established securities market and the selling non-U.S. investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition or the period of our existence). Also, our interests would not be USRPIs with respect to either a selling non-U.S. investor that is a “qualified shareholder” or a “qualified foreign pension fund” (each as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s interests or the period of the REIT’s existence), less than 50% in value of its outstanding interests is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our interests for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

Ordinary Dividends

The portion of dividends received by non-U.S. investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

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Non-Dividend Distributions

A non-U.S. investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its interests. Instead, the excess portion of the distribution will reduce the adjusted basis of its interests. A non-U.S. investor generally will not be subject to U.S. federal income tax (but will be subject to U.S. withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its interests unless our interests constitute a USRPI and no other exception applies to the selling non-U.S. investor. If our interests are USRPIs, and no other exception applies to the selling non-U.S. investor, distributions in excess of both our earnings and the non-U.S. investor’s basis in our interests will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. investor’s tax basis in our interests). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. investor, and may be refundable to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability. Even in the event our interests are not USRPIs, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our interests are regularly traded on an established securities market or if the selling non-U.S. investor is a “qualified shareholder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding, regardless of whether our interests constitutes a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look-through rule also applies to distributions in redemption of interests and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future.

Sales or Dispositions of Our Interests

If gain on the sale of our interests were taxed under FIRPTA, a non-U.S. investor would be taxed on that gain in the same manner as U.S. investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. investor generally will not incur tax under FIRPTA on a sale or other disposition of our interests if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. investors hold, directly or indirectly, less than 50% in value of a series’ interests and such series is qualified as a REIT. A person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our interests will not be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non-U.S. investor from a sale of our interests that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future. Non-U.S. investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our interests in the case of a class of our interests that is not regularly traded on an established securities market.

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In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our interests, a non-U.S. investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. investor (i) disposes of an interest in our interests during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our interests within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. investor, in which case the non-U.S. investor will be subject to the same treatment as U.S. investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our interests from a non-U.S. investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the interests of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our interests is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” our interests will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our securities applying certain constructive ownership rules.

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Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. investor, and any entity all of the interests of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. investor is subject to taxation under FIRPTA on proceeds from the sale of our interests or on distributions, the non-U.S. investor will be required to file a U.S. federal income tax return.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests. Subject to the FIRPTA look-through rule, (i) if our interests are USRPIs, gain from a liquidating distribution with respect to our interests would be ECI to the non-U.S. investor unless such non-U.S. investor were a qualified shareholder or qualified foreign pension fund, as described above, and (ii) if our interests are not USRPIs, gain from a liquidating distribution with respect to our interests would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust.” The U.S. federal income tax treatment of ownership of an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our interests, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our interests if our interests is regularly traded on an established securities market, to a qualified shareholder or to a qualified foreign pension fund, distributions in redemption of our interests and liquidating distributions to non-U.S. investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our interests are USRPIs and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within another exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. investor who fails to certify their non-foreign status.

U.S. investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

(1) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

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(2) the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3) the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4) there has been a notified payee underreporting with respect to dividends described in Section 3406(c) of the Internal Revenue Code.

Some U.S. investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an investor will be allowed as a credit against the investor’s U.S. federal income tax and may entitle the investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our interests to a non-U.S. investor and (ii) proceeds a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our interests. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. investor or the investor otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the investor is a U.S. person or that the claimed exemption is not in fact justified. In some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our interests, even in the absence of an appropriate IRS Form W-8 or substantially similar form. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that the holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in Section 1471 of the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. investors who own our interests through foreign accounts or foreign intermediaries and certain non-U.S. investors. The legislation imposes a 30% withholding tax on dividends on our interests paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

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State, Local and Non-U.S. Taxes

We and our investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to investors as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in a series’ interests.

The TCJA made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affected the taxation of businesses and their owners, including REITs and their investors.

Among other changes, the TCJA made the following changes:

●	For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates were generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

●	The maximum U.S. federal income tax rate for corporations was reduced, and corporate alternative minimum tax was eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we are subject to corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest was reduced.

●	Certain new limitations on the deductibility of interest expense came into force, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

●	Certain new limitations on net operating losses came into force, which limitations may affect net operating losses generated by us or our TRSs.

●	A U.S. tax-exempt that is subject to tax on its UBTI is now required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

●	Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The long-term effect of the TCJA on us and our investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our investors.

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ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in our interests. Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and corresponding provisions of Section 4975 of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code. Thus, a plan fiduciary considering an investment in our interests also should consider whether the acquisition or the continued holding of our interests might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred).

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our interests to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with our series offerings, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under the Operating Agreement on the transfer of our interests are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of our interests to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that our interests will be “widely held” and “freely transferable,” we believe that our interests will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our interests.

Certain individuals, including us, the manager and any of their respective affiliates may be parties in interest and disqualified persons with respect to plans subject to ERISA or the Internal Revenue Code. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code may arise if interests are acquired or held by a plan with respect to which we, the manager or any of their respective affiliates is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable, however, in certain cases, depending in part on the type of plan fiduciary making the decision to acquire our interests and the circumstances under which such decision is made. Accordingly, each holder of our interests will be deemed to have represented and agreed that its purchase and holding of such interests will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

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PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

Our manager owns and operates the web app-based investment platform we refer to as the Casa Shares platform. Through the use of the Casa Shares platform, investors can browse and screen our potential investments and sign legal documents electronically. Neither the manager nor any other affiliated entity involved in the offer and sale of the interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the interests.

The sale of the interests in our series offerings is being facilitated by Andes Capital Group, LLC, or Andes, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in all 50 states and Puerto Rico.

We are offering the membership interests of each of the series of our company with a status of “Open” as set forth in the “Series Offering Table.” Each offering is being conducted on a “best efforts,” no minimum basis. The initial offering price for the interests of each series was determined by the manager arbitrarily.

The series membership interests to be offered under this offering circular will not initially be listed or traded on any public or private market. The company does not intend to list the series membership interests on any public or private market in the foreseeable future. Therefore, the series membership interests are not currently “marketable securities,” nor do we have any intention on taking actions that would make the series membership interests “marketable securities.”

Continuous Offering

The offering of each series under this offering circular will be a continuous offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of a series offering. The term of each offering will commence within two (2) calendar days after the qualification date of the offering statement of which this offering circular forms a part and, unless terminated earlier, as discussed below, each series will offer series interests until no later than the third anniversary of such qualification date. The series interests will not be offered or sold in the series offerings on an “at the market” basis.

The company will conduct closings on a rolling basis promptly after receiving investor funds. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 30 days of being received by the series. No securities are being offered by existing security-holders.

Recurring Investment Program

Casa Shares, Inc., as manager of the company, owns and operates the Casa Shares Platform (the “Platform”). Through the Platform, the company offers a recurring investment program (the “Program”) pursuant to which eligible investors may make periodic purchases (each, a “Recurring Investment”) of membership interests in one or more series of the company that are qualified by the Commission and available for investment. A Recurring Investment will only be applied to a series that was qualified and available at the time of the investor’s enrollment or that the investor has subsequently elected to include in its Recurring Investments in accordance with the procedures described below. No Recurring Investment will be made, and no funds will be withdrawn from the investor, unless and until the investor affirmatively confirms that investment through a Cycle Confirmation (as defined below).

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To participate in the Program, an investor must elect recurring investments when completing the subscription agreement. Recurring Investments are made in rolling 30-day cycles (each, an “Investment Cycle”), the first of which begins on the date of the investor’s enrollment in the Program and each subsequent one of which begins on the day after the preceding Investment Cycle ends. Recurring Investments are confirmed in advance for each Investment Cycle. Before each Investment Cycle begins, the company will notify the investor by email and through a notification screen on the Platform app and request that the investor confirm all Recurring Investments scheduled for that Investment Cycle (a “Cycle Confirmation”), whether the investor’s payment frequency is weekly or monthly. For example, an investor making weekly payments would give a Cycle Confirmation, before the next Investment Cycle begins, covering each of the weekly Recurring Investments scheduled for that Investment Cycle. Each Cycle Confirmation is all-or-nothing; an investor may not confirm some, but not all, of the Recurring Investments scheduled for an Investment Cycle. In connection with each Cycle Confirmation, the investor must reconfirm the representations and warranties made in the subscription agreement, including that the investor qualifies as a “qualified purchaser” and that each confirmed Recurring Investment complies with the applicable investment limits under Regulation A. The Cycle Confirmation must be given before the applicable Investment Cycle begins. If no Cycle Confirmation is received before an Investment Cycle begins, all Recurring Investments scheduled for that Investment Cycle will be skipped and will not be processed at a later date. Skipping an Investment Cycle will not affect the investor’s enrollment in the Program, and the investor may resume Recurring Investments by giving the Cycle Confirmation for the next Investment Cycle; however, investors may elect to cancel all future Recurring Investments through the Platform at any time. Because each Cycle Confirmation covers only the Recurring Investments scheduled for the immediately following Investment Cycle, each confirmed Recurring Investment is expected to close within approximately 30 days after the investor’s confirmation and reconfirmation of its representations. If any representation or warranty of the investor has ceased to be true and correct, the investor is obligated to notify the company promptly and to decline to give the applicable Cycle Confirmation.

Investors participating in the Program will have their Recurring Investments applied only to series that are qualified by the Commission and available for investment at the time of the investor’s enrollment or that the investor has elected to include as described below. When a new series is added to the offering through qualification of a post-qualification amendment, enrolled investors will be notified through the Platform and may elect, at any time while enrolled, whether to include the new series in their Recurring Investments. The updated offering circular will be available on the Platform and will be provided with the investor’s next Cycle Confirmation. If an investor does not elect to include a newly added series, and there are no remaining interests available for purchase in any series that was qualified at the time of the investor’s enrollment or that was otherwise added to the investor’s Recurring Investments, the investor’s Recurring Investments will be terminated and the investor will be required to execute a new subscription agreement to resume investing in the future. Because the company offers series on a best efforts basis, an investor’s actual return on investment may vary among series depending on the specific property and financial characteristics of each series to which the investor’s Recurring Investments are applied.

Among the series that an investor has elected to include in its Recurring Investments, Recurring Investments are allocated by the company in the following order of priority: first, to the elected series that received its initial qualification by the Commission earliest in time, until all available interests in that series have been sold; then to the next-qualified elected series until it is fully subscribed; and so on. If two or more elected series were qualified by the Commission at the same time, Recurring Investments will be allocated among such series on a pro rata basis based on the maximum offering size of each respective series offering. Investors should be aware that their actual return on investment may vary among series depending on the specific property and financial characteristics of each series to which their Recurring Investments are applied.

At the time of enrollment, each investor selects: (i) the frequency of payments, which may be either weekly or monthly; and (ii) the amount of each Recurring Investment, which must be no less than $10.00 per payment for weekly payments, or no less than $40.00 per payment for monthly payments. There is no maximum amount per Recurring Investment other than the per-transaction limits of the applicable payment method, which are currently $5,000 per credit card transaction and $10,000 per ACH transaction and are subject to change by the applicable payment processor. All Recurring Investments remain subject to the Regulation A investment limits described below. Whether payments are weekly or monthly, Recurring Investments are confirmed through Cycle Confirmations for each Investment Cycle as described above. Investors may change their elected payment frequency or amount in accordance with the terms of the Program then in effect; any change will take effect beginning with the first Investment Cycle for which a Cycle Confirmation has not yet been given.

Each investor in the Program will have access to the company’s most current offering statement through their account on the Platform. At the time of enrollment and in connection with each Cycle Confirmation, the investor will be provided the then-current offering statement via a hyperlink to, or an electronic copy. Investors are encouraged to review the company’s offering statement, including any supplements or amendments thereto, for updated information regarding the company, the offering, the Program, associated risks, and other material developments. Investors should not rely solely on prior summaries or communications and should consult the most current version of the offering circular before giving any Cycle Confirmation or otherwise making or continuing any investment decision, including continued participation in the Program.

Once each year, on or about the anniversary of the investor’s enrollment in the Program, the company will notify the investor by email and through a notification screen on the Platform app that the investor’s enrollment in the Program and membership on the Platform will continue unless the investor opts out, and will make the then-current offering circular available with that notice. The investor will have 30 days after the notice is delivered (the “Opt-Out Period”) to opt out through the Platform. If the investor does not opt out before the Opt-Out Period ends, the investor will be deemed to have affirmed that it wishes to remain enrolled in the Program and a member of the Platform, on the terms of the subscription agreement and the Program then in effect. An investor who opts out will be treated as having cancelled its participation in the Program as described below. The annual continuation does not replace the Cycle Confirmation, and no Recurring Investment will be made for any Investment Cycle unless the investor gives the Cycle Confirmation for that Investment Cycle.

Investors may cancel their participation in the Program at any time. Upon cancellation, the investor will no longer be enrolled in the Program and no further recurring payments or Recurring Investments will be processed on the investor’s behalf unless the investor affirmatively re-enrolls and executes a new subscription agreement, subject to the terms and conditions of the Program then in effect. Because no Recurring Investment is made unless and until the investor gives a Cycle Confirmation, an investor may also decline the Recurring Investments for any Investment Cycle by not giving the Cycle Confirmation before that Investment Cycle begins, in which case all Recurring Investments for that Investment Cycle will be skipped and will not be processed at a later date, without affecting Recurring Investments in future Investment Cycles. The company may terminate any investor’s participation in the Program and/or reject any Recurring Investment at any time prior to its confirmation and acceptance.

The aggregate of all Recurring Investments made by an investor in the company over any 12-month period may not exceed the applicable investment limits under Regulation A (17 C.F.R. 230.251(d)(2)). In particular, non-accredited investors may not invest more than 10% of the greater of their annual income or net worth in any 12-month period across all offerings made pursuant to Regulation A. In connection with each Cycle Confirmation, and therefore in advance of each Recurring Investment covered by it, the investor must represent and warrant that the total of all of the investor’s Recurring Investment payments over any 12-month period, including the Recurring Investments being confirmed, does not, and will not, exceed the investment limits applicable to such investor under Regulation A, and that the investor continues to qualify as a “qualified purchaser.” If the investor does not provide such confirmation and representations, the Recurring Investments for that Investment Cycle will not be made.

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A Recurring Investment can only be processed if, at the time such investment is scheduled to be made and confirmed by the investor: (a) the company has a currently effective and open Regulation A offering that has been qualified by the Commission; and (b) there is at least one series with an “Open” status that is available to accept new investment and that is included in the investor’s Recurring Investments. If the company does not have interests available for sale in at least one qualified series under the offering statement, the offering and the Program will be terminated. In that event, the company would be required to file a new offering statement in order to offer further series, and investors would be required to submit a new subscription agreement in order to resume investing. The company makes no representation, warranty, or guarantee that a qualifying open offering or available series will exist at any given time.

If the company adds a new series to the offering, enrolled investors may elect whether to include it in their Recurring Investments as described above. An investor’s Recurring Investments will continue only so long as there remain interests available for purchase in a series that was qualified at the time of the investor’s enrollment or that the investor has elected to include; otherwise, the investor’s Recurring Investments will be terminated and the investor will be required to execute a new subscription agreement to resume investing. If the company ceases to have interests available for sale in at least one qualified series, the offering and the Program will be terminated as described above, the company would be required to file a new offering statement, and investors would be required to submit a new subscription agreement, in order to resume investing.

The company does not guarantee that any series will be available to receive Recurring Investments at any time, that the company will maintain a currently qualified and open Regulation A offering at any time, or that the Program will continue to be offered on any particular terms or at all. The offering and availability of series are subject to numerous factors outside the company’s control, including Commission qualification, market conditions, and the availability of qualifying real estate assets. Investors should carefully review the then-current offering circular provided by hyperlink in connection with each Cycle Confirmation, including the risk factors applicable to the series to which their Recurring Investments are applied.

Platform Incentives Offered by Casa Shares, Inc.

Casa Shares, Inc., as owner and operator of the Platform and manager of the company, offers the promotional incentives described below. These incentives are offered and funded solely by Casa Shares, Inc. out of its own funds, and not by the company or any series. They are not paid out of offering proceeds and are never paid in interests or other securities. Each incentive is credited as a cash balance to the member’s wallet on the Platform, and the member may choose either to use the credited funds to make an investment through the Platform, on the same terms and at the same price as any other investment, or to withdraw the credited funds from the wallet. The incentives do not change the offering price of $10.00 per interest, the consideration received by any series, or the number of interests issued for any investment. Becoming a Platform member does not require an investment in the company or any series. However, eligibility for the Member Retention Bonus, and eligibility to earn referral bonuses, each requires Active Participation in the Recurring Investment Program for the periods described below. A member is in “Active Participation” for a period only if, throughout that period, the member remains enrolled in the Recurring Investment Program, gives the Cycle Confirmation for every Investment Cycle that begins during that period, and each Recurring Investment so confirmed, each in at least the applicable minimum amount per payment ($10.00 for weekly payments or $40.00 for monthly payments), is actually made and is not reversed, charged back or disputed. Enrollment in the Recurring Investment Program without making the confirmed Recurring Investments does not qualify. Because these incentives are linked to the purchase of interests, investors should consider them part of the terms of this offering. Investors who buy interests only through a single investment, outside the Recurring Investment Program, are not eligible for these incentives.

Referral Program. A Platform member may refer other persons to become Platform members. A member is eligible to receive a referral bonus of $10.00 for each referred person who signs up as a Platform member, satisfies the Platform’s know-your-customer and anti-money laundering requirements, and connects a bank account or credit card to the Platform, provided that the referring member is enrolled in the Recurring Investment Program on the date the referred person signs up as a Platform member and maintains Active Participation in the Recurring Investment Program for at least 30 days after that date. A referral bonus will be credited only after that 30-day period has been completed, and no referral bonus will be credited if, before the end of that period, the referring member cancels, or is terminated from, the Recurring Investment Program, fails to give the Cycle Confirmation for any Investment Cycle that begins during that period, or fails to complete any Recurring Investment so confirmed. A member may receive up to three referral bonuses per calendar month, determined based on the date on which each referred person signs up as a Platform member. Referral bonuses are credited by Casa Shares, Inc. to the referring member’s wallet on the Platform, and the member may invest or withdraw the credited funds as described above. The referral program is optional and promotional and is offered by Casa Shares, Inc. in its sole discretion. Casa Shares, Inc. may modify, suspend, or discontinue the referral program at any time, including as to referrals made but for which a referral bonus has not yet been credited. Any such change will be posted clearly on the Platform and will apply uniformly to all eligible members, and not on an individual basis. No member will have any right to receive a referral bonus unless and until it has been credited to the member’s wallet, and once credited, a referral bonus will not be subject to recovery by Casa Shares, Inc. Referral bonuses are not conditioned on the referred person purchasing interests in any series of the company or any other investment, or on the referred person maintaining a Platform account for any period of time, and no referral bonus is based on the amount of any investment made by a referred person. Members who make referrals are not agents of the company, the manager or Andes, are not compensated for any sale of securities, and are not authorized to make any statement on behalf of the company regarding the company or any offering.

Member Retention Bonus. Casa Shares, Inc. may, in its sole discretion, offer a one-time bonus of $40.00, credited to the member’s wallet on the Platform, to a Platform member who (i) has maintained Active Participation in the Recurring Investment Program for at least 90 consecutive days, (ii) has satisfied the Platform’s know-your-customer and anti-money laundering requirements and connected and verified a bank account with the Platform, and (iii) during that period has not initiated any chargeback, reversal or payment dispute with respect to any transaction on the Platform. The member may invest or withdraw the credited funds as described above. A member who fails to give the Cycle Confirmation for any Investment Cycle, or fails to complete any confirmed Recurring Investment, will begin a new 90-day period from the start of the next Investment Cycle for which the member gives the Cycle Confirmation. Only one retention bonus will be paid per person. Casa Shares, Inc. may deny the retention bonus before it is credited if it reasonably determines that any of these conditions was not satisfied or that the bonus was sought through fraud or abuse. The retention bonus is optional and promotional, and Casa Shares, Inc. may modify, suspend or discontinue the retention bonus at any time, including as to members who have not yet completed the 90-day period. Any such change will be posted clearly on the Platform and will apply uniformly to all eligible members, and not on an individual basis. No member will have any right to receive the retention bonus unless and until it has been credited to the member’s wallet, and once credited, the retention bonus will not be subject to recovery by Casa Shares, Inc. The retention bonus is not based on the amount of any investment, other than the applicable minimum per Recurring Investment payment.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

In August 2020, the SEC adopted amendments to the accredited investor definition in Rule 501(a). These amendments effected the following changes to the definition of accredited investor:

●	added a new category to the definition that permits natural persons to qualify as accredited investors based on certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, which the Commission may designate from time to time by order. In conjunction with the adoption of the amendments, the Commission designated by order holders in good standing of the Series 7, Series 65, and Series 82 licenses as qualifying natural persons. This approach provides the Commission with flexibility to reevaluate or add certifications, designations, or credentials in the future. Members of the public may wish to propose for the Commission’s consideration additional certifications, designations or credentials that satisfy the attributes set out in the new rule;

●	included as accredited investors, with respect to investments in a private fund, natural persons who are “knowledgeable employees” of the fund;

●	clarified that limited liability companies with $5 million in assets may be accredited investors and added Commission- and state-registered investment advisers, exempt reporting advisers, and rural business investment companies (RBICs) to the list of entities that may qualify;

●	added a new category for any entity, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that owns “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered;

●	added “family offices” with at least $5 million in assets under management and their “family clients,” as each term is defined under the Investment Advisers Act; and

●	added the term “spousal equivalent” to the accredited investor definition, so that spousal equivalents may pool their finances for the purpose of qualifying as accredited investors.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our manager and Andes, in its capacity as broker-dealer of record for these offerings, will be permitted to make a determination that the subscribers of interests in each offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the interests. See “Risk Factors.”

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Minimum and Maximum Investment

The minimum subscription by an investor in a series in a single investment (not participating in the Recurring Investment Program) is ten (10) interests, and the maximum subscription by any investor will be limited to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the manager in its sole discretion.

Broker

We have engaged Andes Capital Group, LLC, or Andes, a broker-dealer registered with the Commission and a member of FINRA and SIPC, to act as broker-dealer of record and to perform operations and compliance related functions in connection with our offerings.

Our Broker-Dealer is a member of the Financial Industry Regulatory Authority (FINRA). FINRA is not a government agency. Rather, it is an independent regulatory body. FINRA has established rules that govern their member brokers and dealers engaged in the sales and promotion of securities. For more information, please see FINRA’s website at finra.org.

Our Broker-Dealer is also a member of Securities Investor Protection Corporation (SIPC). SIPC is an insurance mechanism that protects investors in the event that a broker-dealer, such as Andes, fails. In such an event, investors may regain control over cash and securities that were being held by the broker-dealer at the time of failure. This will likely not provide you any protection because Andes is not authorized to receive cash from investors and has not been authorized to hold our securities. For detailed information on the scope of Andes Capital Group, LLC’s role in the sale and promotion of our interests, please see the engagement contract presented in Exhibit 6.1 in the offering statement.

Our Broker-Dealer has been authorized to promote the sales of our interests through direct solicitation and marketing campaigns and subsequently directing prospective investors to the technology platform.

Administrative and compliance related functions to be performed by Andes include:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing the issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;

●	Coordinating with third party agents and vendors in connection with performance of services;

●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;

●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

●	Providing a dedicated account manager;

●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements; and

●	Keeping investor details and data confidential and not disclosing to any third party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks).

Such services shall not include providing any investment advice or any investment recommendations to any investor.

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To the extent permitted by law and our Operating Agreement, we have agreed to indemnify the participating broker-dealer against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Broker-Dealer Engagement Agreement with Andes Capital Group, LLC (the “Broker Dealer Agreement”). Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

Andes will charge a fee equal to 1.0% of the aggregate amount raised for each series. In addition, Andes will receive a one-time onboarding fee of $7,500, due upon execution of our broker-dealer agreement, which covers initial setup, regulatory filings, system integration, and the establishment of compliance procedures for the offering, and which includes the launch fees for the first five (5) series. Beginning with the sixth (6th) series, Andes will charge a series launch fee of $1,000 for each new series launched, to cover launch coordination, compliance review and initial marketing setup; however, for every $500,000 raised in the offering, Andes will waive the launch fee for one (1) new series, with such waivers applied on a cumulative basis and available at the Company’s discretion for any future series launch after the fifth series. We have also agreed to pay, and to reimburse Andes for, the FINRA filing fee for the offering, calculated as $500 plus 0.015% of the maximum aggregate offering amount. The broker-dealer fee is payable monthly within fifteen (15) days after the end of each calendar month based on funds raised during that month, the onboarding fee is due upon execution of the agreement, and series launch fees are due upon the launch of each applicable new series.

All fees payable to Andes are non-refundable unless otherwise explicitly stated in our broker-dealer agreement. The Company shall reimburse Andes for the FINRA filing fee paid on the Company’s behalf within five (5) business days of invoice.

Escrow Facilitator

The Escrow Facilitator is North Capital Private Securities Corporation who will be appointed as escrow facilitator for each offering pursuant to an escrow agreement among the broker, the Escrow Facilitator, and our company, on behalf of each series. Copies of the escrow agreements for each series are filed starting with Exhibit 8.1 to the offering statement of which this offering circular forms a part.

Each series will generally be responsible for fees due to the Escrow Facilitator, which are categorized as part of the offering expenses. The manager has agreed to pay the escrow fees and the series will reimburse the manager for offering expenses actually incurred, including escrow fees and certain other expenses, in an amount up to 2% of gross offering proceeds of the series offering. See “Management Compensation—Reimbursement of Expenses.”

We agreed to indemnify the Escrow Facilitator and each director, officer, employee, attorney, agent and affiliate of the Escrow Facilitator against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

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In addition to the fees we will pay Andes, the manager will pay North Capital Investment Technology, Inc., the parent company of the Escrow Facilitator, a monthly licensing and service fee of $750, or $9,000 for 12 months, for technology tools to facilitate the offering of securities on the Casa Shares platform. The manager has also paid North Capital Investment Technology a one-time installation and setup fee of $3,000.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission’s website at www.sec.gov or in the legal section for the applicable property on the Casa Shares platform. The contents of the Casa Shares platform (other than the offering statement and the Appendices and Exhibits thereto and this offering circular) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase interests in one or more series which has not had a final closing OR to participate in our Recurring Investment Program. The subscription process for investments in individual series is a separate process for each series. Enrollment in the Company’s Recurring Investment Program is a single enrollment into the program itself, as opposed to any particular series; however, no Recurring Investment will be made unless and until the investor affirmatively confirms that investment through a Cycle Confirmation, and each Recurring Investment will be applied only to a series that is qualified and available and that the investor has elected to include. See “Plan of Distribution and Subscription Procedure-Recurring Investment Program.”

Any potential investor wishing to acquire any series interests must:

1. Visit the Casa Shares investment platform at www.casashares.com where you will be prompted to create an account on the platform and given the opportunity to review the series available for investment. You will access this offering circular through the platform. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular or attached to the offering statement of which this offering is a part. Consult with your tax, legal and financial advisors to determine whether an investment in any of the series interests is suitable for you.

2. Select either the series in which you want to invest or our Recurring Investment Program. Once you have made your selection, you will be directed to the digital subscription agreement for the series you selected or the Recurring Investment Program, as applicable. A subscription in the Recurring Investment Program serves to enroll the investor in the program; each Recurring Investment thereafter, including the initial Recurring Investment, will be made only in a series that is qualified and available and that the investor has elected to include, and only after the investor affirmatively confirms the investment through a Cycle Confirmation on the platform. Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Casa Shares platform application and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions in a series may not be withdrawn or cancelled by subscribers. Participation in the Recurring Investment Program may be cancelled anytime in accordance with the terms of the Recurring Investment Program.

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3. Once the completed subscription agreement is signed for a particular offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant series interests you have applied to subscribe for (as set out on the front page of your subscription agreement) into a non-interest-bearing escrow account with the Escrow Facilitator. The Escrow Facilitator will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by the manager and, if accepted, such further time until you are issued with series interests for which you subscribed. A fully executed subscription agreement for any particular series offering will be accepted or rejected by the manager within 30 days of being received by the Company. For the Recurring Investment Program, no funds will be transferred and no Recurring Investment will be made unless and until you give the Cycle Confirmation for the applicable Investment Cycle through the platform before that Investment Cycle begins. If you do not give a Cycle Confirmation before an Investment Cycle begins, all Recurring Investments for that Investment Cycle will be skipped and will not be processed at a later date, which will not affect Recurring Investments in future Investment Cycles. If a series becomes fully subscribed after your confirmation but before the investment is processed, the investment will not be made and you will be promptly notified.

4. The manager and Andes will review the subscription documentation completed by you. You may be asked to provide additional information. The manager or Andes will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to closing on an investor’s funds, in which case such funds will be returned to the investor without interest or deduction.

5. Once the review is complete, the manager will inform you whether or not your application to subscribe for the series interests or Recurring Investment Program, as applicable, is approved or denied. If your subscription is rejected, in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The manager accepts subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

6. If all or a part of your subscription in a particular series is approved by the manager, then the number of series interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the series interests, the subscription monies held by the Escrow Facilitator in escrow on your behalf will be transferred to the account of the applicable series as consideration for such series interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the Operating Agreement of our company, or the Operating Agreement, as it may be amended from time to time. Our company, the manager and Andes will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the manager and Andes to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued series interests, please notify the manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the manager using the contact details set out in the “Where to Find Additional Information” section.

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EXPERTS

Our financial statements for the fiscal years ended September 30, 2025 and September 30, 2024 included in this offering circular have been audited by Stephano Slack LLC, an independent certified public accounting firm, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as a professional in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

This offering circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the interests are entitled to review copies of any other agreements relating to any series described in this offering circular and offering circular supplements, if any. In the subscription agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The manager will answer inquiries from potential investors in offerings concerning any of the series, our company, the manager and other matters relating to the offer and sale of the series interests under this offering circular. Our company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent our company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the offering circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the offering circular, except as so modified or superseded.

Requests and inquiries regarding the offering circular should be directed to:

Casa Shares Assets, LLC
400 West Poleline Road, Rexburg, ID 83440

E-Mail: contact@casashares.com
Tel: 949-383-0056
Attention: Casa Shares, Inc.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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PART III – EXHIBITS

EXHIBIT INDEX

Exhibit 2.1*	Certificate of Formation of Casa Shares Assets, LLC

Exhibit 2.2*	Operating Agreement of Casa Shares Assets, LLC

Exhibit 3.1*	Form of Series Designation of Casa Shares Series Lorene, a series of Casa Shares Assets, LLC

Exhibit 3.2****	Form of Series Designation of Casa Shares Series Richmond, a series of Casa Shares Assets, LLC

Exhibit 4.1	Form of Subscription Agreement

Exhibit 4.2**	Form of Grid Note by and between Casa Shares Series Lorene, a series of Casa Shares Assets, LLC, and Casa Shares, Inc.

Exhibit 4.3***	Convertible Promissory Note between Casa Shares Series Lorene, a series of Casa Shares Assets, LLC, and Casa Shares, Inc. dated March 15, 2024

Exhibit 6.1****	Form of Broker Dealer Agreement between Casa Shares Assets, LLC and Andes Capital Group, LLC

Exhibit 6.2*	Purchase and Sale Agreement dated August 14, 2023, between Teton River Lofts LLC and Casa Shares Series Lorene, a series of Casa Shares Assets, LLC

Exhibit 6.3*	Form of Convertible Promissory Note between Casa Shares Series Lorene, and Casa Shares Assets, LLC, and Casa Shares, Inc.

Exhibit 6.4*	Financing Addendum between Teton River Lofts LLC and Casa Shares Series Lorene, a series of Casa Shares Assets, LLC

Exhibit 6.5*	Form of Property Management Agreement dated October 1, 2023, between Details Asset Management LLC and Casa Shares Series Lorene, a series of Casa Shares Assets, LLC

Exhibit 6.6*	Form of Software and Services License Agreement by and between North Capital Investment Technology, Inc. and Casa Shares, Inc.

Exhibit 6.7****	Purchase and Sale Agreement, dated October 31, 2024, between Casa Shares Assets, LLC and Kartchner Homes, Inc.

Exhibit 6.8****	Form of Convertible Promissory Note between Casa Shares Series Richmond, Casa Shares Assets, LLC, and Casa Shares, Inc.

Exhibit 8.1*	Escrow Agreement by and among North Capital Private Securities Corporation, Casa Shares, Inc. and Casa Shares Series Lorene, a series of Casa Shares Assets, LLC

Exhibit 11.1	Consent of Auditor

Exhibit 12.1	Opinion of Solon Law, PC

*	Included as the indicated exhibit to the company’s Form 1-A filed with the Securities and Exchange Commission on November 22, 2023.

**	Included as the indicated exhibit to the company’s Form 1-A filed with the Securities and Exchange Commission on February 29, 2024.

***	Included as the indicated exhibit to the company’s Form 1-A filed with the Securities and Exchange Commission on March 15, 2024.

****	Included as the indicated exhibit to the company’s Form 1-A filed with the Securities and Exchange Commission on June 30, 2026.

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Signatures

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on November 6, 2026.

CASA SHARES ASSETS, LLC

By:	Casa Shares, Inc., its managing member

By:	/s/ Mirza Beg
Name:	Mirza Beg
Title:	Chief Executive Officer

SIGNATURE	TITLE	DATE

/s/ Mirza Beg	Chief Executive Officer of Casa Shares Assets, LLC	November 6, 2026
Mirza Beg	(principal executive officer)

/s/ McKay Francis	Chief Financial Officer of Casa Shares Assets, LLC	November 6, 2026
McKay Francis	(principal financial and accounting officer)

Casa Shares, Inc.	Managing Member	November 6, 2026

By:	/s/ Mirza Beg
Name:	Mirza Beg
Title:	Chief Executive Officer

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